UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.      )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

MAXLINEAR, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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5966 La Place Court, Suite 100

Carlsbad, California 92008

(760) 692-0711

April 20, 2017

Dear Stockholder:

We are pleased to invite you to attend our 2017 annual meeting of stockholders to be held on Wednesday, May 24, 2017 at 8:30 a.m., Pacific time at our offices located at 50 Parker, Irvine, California 92618.

The formal meeting notice and proxy statement are attached.

At this year’s annual meeting, our stockholders will be asked to:

•	elect the two nominees for Class II director named in the proxy statement, each to hold office until our 2020 annual meeting of stockholders and until their respective successors are duly elected and qualified;

•	approve, on an advisory basis, the compensation of our named executive officers for the year ended December 31, 2016, as set forth in the proxy statement;

•	approve, on an advisory basis, the frequency of future stockholder votes on executive compensation; and

•	ratify the appointment by the audit committee of our board of directors of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Your vote is important. Whether or not you plan to attend the annual meeting, it is important that your shares be represented, and we hope you will vote as soon as possible. Please vote promptly by mailing a completed proxy card in the enclosed return envelope (which is postage prepaid if mailed in the United States). Please remember to sign and date your card. If you hold shares of our common stock through a broker, bank, or other nominee holder, please follow the voting instructions provided. You may be able to vote by telephone or over the Internet.

Thank you for your ongoing support of MaxLinear. We look forward to seeing you at our annual meeting.

Sincerely,

Kishore Seendripu, Ph.D.

Chairman of the Board of Directors and Chief Executive Officer

Our proxy statement for our 2017 annual meeting, the accompanying proxy card and notice, and our 2016 annual report are first being mailed to our stockholders on or about April 24, 2017.

MAXLINEAR, INC.

5966 La Place Court, Suite 100

Carlsbad, California 92008

(760) 692-0711

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	8:30 a.m., Pacific time, on Wednesday, May 24, 2017

Place	MaxLinear’s office, 50 Parker, Irvine, California 92618

Items of Business	•	To elect the two nominees for Class II director named in the proxy statement, each to hold office until our 2020 annual meeting of stockholders and until their respective successors are duly elected and qualified.

•	To approve, on an advisory basis, the compensation of our named executive officers for the year ended December 31, 2016, as set forth in the proxy statement.

•	To approve, on an advisory basis, the frequency of stockholder votes on executive compensation.

•	To ratify the appointment by the audit committee of our board of directors of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

•	To transact any other business that may properly come before the 2017 annual meeting or any postponement or adjournment thereof.

Adjournments and Postponements	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were a MaxLinear stockholder of record as of the close of business on the record date of April 17, 2017.

Meeting Admission	You are entitled to attend the annual meeting only if you were a MaxLinear stockholder as of the close of business on the record date or otherwise hold a valid proxy for the annual meeting. If you are not a stockholder of record but hold shares through a broker, bank, trustee, or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or similar evidence of ownership.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or over the Internet, by indicating your plans when prompted.

Annual Report	Our 2016 annual report is enclosed with these materials as a separate booklet. You may also access our 2016 annual report by visiting www.edocumentview.com/MXL. Our 2016 annual report is not a part of the proxy solicitation materials.

Voting	Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the section entitled Questions and Answers About the Proxy Materials and Annual Meeting beginning on page 1 of this proxy statement, or your enclosed proxy card.

IMPORTANT NOTICE REGARDING THE PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 24, 2017: The notice of annual meeting, proxy statement, and 2016 annual report are available by visiting www.edocumentview.com/MXL.

PROXY STATEMENT

FOR 2017 ANNUAL MEETING OF STOCKHOLDERS

-i-

-ii-

MAXLINEAR, INC.

5966 La Place Court, Suite 100

Carlsbad, California 92008

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held on Wednesday, May 24, 2017

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the enclosed proxy card or, if available, voting by telephone or over the Internet. We have designated our Chairman and Chief Executive Officer, Kishore Seendripu, Ph.D., and our Vice President and Chief Financial Officer, Adam C. Spice, to serve as proxies for the annual meeting.

Why am I receiving these materials?

We are providing these proxy materials in connection with the solicitation by our board of directors of proxies to be voted at our 2017 annual meeting of stockholders, which will take place on Wednesday, May 24, 2016 at 8:30 a.m., Pacific time, at MaxLinear’s office, located at 50 Parker, Irvine, California 92618. As a stockholder, you are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement.

Our proxy statement for our 2017 annual meeting and the accompanying proxy card and notice, and our 2016 annual report, are first being mailed to our stockholders on or about April 24, 2017.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and most highly paid executive officers, our corporate governance policies, information on our board of directors, and certain other required information.

How do I get electronic access to the proxy materials?

The notice of annual meeting, proxy statement, and 2016 annual report are available by visiting www.edocumentview.com/MXL.

What items of business will be voted on at the annual meeting?

The items of business scheduled to be voted on at the annual meeting are as follows:

•	To elect two nominees for Class II director named in this proxy statement, each to hold office until our 2020 annual meeting of stockholders and until their respective successors are duly elected and qualified.

•	To approve, on an advisory basis, the compensation of our named executive officers for the year ended December 31, 2016, as set forth in this proxy statement.

•	To approve, on an advisory basis, the frequency of stockholder votes on executive compensation.

•	To ratify the appointment by the audit committee of our board of directors of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

•	To transact any other business that properly comes before the annual meeting or any postponement or adjournment thereof.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote your shares:

•	“FOR” the two nominees for Class II director named in this proxy statement, each to hold office until our 2020 annual meeting of stockholders and until their respective successors are duly elected and qualified.

•	“FOR” the approval, on an advisory basis, the compensation of our named executive officers for the year ended December 31, 2016, as set forth in this proxy statement.

•	“FOR” conducting advisory votes on executive compensation each year hereafter.

•	“FOR” the ratification of the appointment by the audit committee of our board of directors of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

What shares can I vote?

Each share of our common stock issued and outstanding as of the close of business on April 17, 2017, the record date for the 2017 annual meeting of stockholders, is entitled to vote on all proposals being considered at the 2017 annual meeting.

You may vote all shares owned by you as of the record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, or other nominee. On the record date, we had 65,458,802 shares of common stock issued and outstanding.

On March 29, 2017, each share of our then outstanding Class A common stock and Class B common stock converted automatically into a single class of common stock pursuant to the terms of our Amended and Restated Certificate of Incorporation. Holders of our Class B common stock had certain additional voting rights that terminated upon the date of the conversion.

How many votes am I entitled to per share?

For all matters described in this proxy statement for which your vote is being solicited, each holder of shares of common stock is entitled to one vote for each share of common stock held by such holder as of the record date.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many MaxLinear stockholders hold their shares as a beneficial owner through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and these proxy materials were sent directly to you by MaxLinear. As the stockholder of record, you have the right to grant your voting proxy directly to our designated proxies or to vote in person at the annual meeting. We have enclosed or sent a proxy card for you to use with the printed proxy materials delivered to you. You may also vote on the Internet or by telephone, as described below under the heading “How can I vote my shares without attending the annual meeting?” and on your proxy card.

Beneficial Owner

If your shares are held in an account at a broker, bank, or other nominee, you are considered the beneficial owner of shares held in street name, and the notice of annual meeting, proxy statement, and 2016 annual report were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote your shares, and you are also invited to attend the annual meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting. If you are a beneficial owner and do not wish to vote in person or you will not be attending the annual meeting, you may vote by following the instructions provided by your broker, bank, or other nominee.

How can I contact MaxLinear’s transfer agent?

You may contact our transfer agent by writing Computershare Investor Services, P.O. Box 30170, College Station, Texas 77842-3170, by telephoning (800) 662-7232 or (781) 575-4238, or via its Investor Centre at www.computershare.com/investor.

How can I attend the annual meeting?

You are entitled to attend the annual meeting only if you were a MaxLinear stockholder as of the record date or you hold a valid proxy for the annual meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should provide proof of beneficial ownership as of the record date, a copy of the voting instruction card provided by your broker, bank, or nominee, or other similar evidence of ownership.

If you do not comply with the procedures outlined above, you may not be admitted to the annual meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or Internet, by indicating your plans when prompted.

Will the annual meeting be webcast?

We will not webcast the annual meeting.

How can I vote my shares in person at the annual meeting?

Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting. Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker, bank, or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

How can I vote my shares without attending the annual meeting?

By mail

Complete, sign and date the enclosed proxy card and return it in the return envelope provided (which is postage prepaid if mailed in the United States).

If you are a stockholder of record and you return your signed proxy card and do not indicate your voting preferences, the shares represented by your proxy card will be voted as recommended by our board of directors.

If you are a stockholder of record and the prepaid envelope is missing, please mail your completed proxy card to MaxLinear, Inc., c/o Computershare Trust Company, N.A., P.O. Box 30170, College Station, Texas 77842.

If you are a beneficial owner of shares, you should have received a proxy card and voting instructions with these proxy materials from your broker, bank, or other nominee holder of record. Simply complete and mail the voting instruction card provided to the address provided by your broker, bank, or other nominee holder of record.

You may still attend the annual meeting in person even if you have already voted by proxy.

By telephone or on the Internet

If you are a stockholder of record, you may vote by following the telephone or Internet voting instructions on your proxy card.

If you are a beneficial owner of shares, your broker, bank, or other holder of record may make telephone or Internet voting available to you. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank, or other nominee holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

Can I change my vote or revoke my proxy?

You may change your vote at any time prior to the taking of the vote at the annual meeting. If you are the stockholder of record, you may change your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (ii) providing a written notice of revocation to our corporate secretary at MaxLinear, Inc., 5966 La Place Court, Suite 100, Carlsbad, California 92008 prior to your shares being voted, or (iii) attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, bank, or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

Is there a list of stockholders entitled to vote at the annual meeting?

The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our corporate headquarters at 5966 La Place Court, Suite 100, Carlsbad, California 92008, by contacting our corporate secretary.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within MaxLinear or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

How many shares must be present or represented to conduct business at the annual meeting?

Holders of a majority of the issued and outstanding shares of common stock as of the record date must be present in person or represented by proxy, also referred to as a quorum, to hold and transact business at the annual meeting. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank, or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. If there is no quorum, the chairman of the annual meeting may adjourn the meeting to another date.

What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Discretionary Voting Allowed?
Election of two nominees for Class II director named in this proxy statement, each to hold office until 2020 annual meeting of stockholders and until their respective successors are duly elected and qualified.	Majority of the shares present or represented by proxy, and entitled to vote at the meeting.	No

To approve, on an advisory basis, the compensation of our named executive officers for the year ended December 31, 2016.	Majority of the shares present or represented by proxy, and entitled to vote at the meeting.	No

To approve, on an advisory basis, the frequency of future stockholder votes on executive compensation.	Plurality of the shares present or represented by proxy, and entitled to vote at the meeting.	No

Ratification of the appointment by the audit committee of our board of directors of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.	Majority of the shares present or represented by proxy, and entitled to vote at the meeting.	Yes

If you are a beneficial owner, your broker, bank or other nominee holder of record is permitted to vote your shares on the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm, even if the record holder does not receive voting instructions from you. Your broker, bank, or other nominee holder of record does not have discretionary authority to vote on the election of directors, on the proposal seeking advisory votes to approve executive compensation, or the proposal concerning the frequency for seeking such an advisory stockholder vote, without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters. Accordingly, if you are a beneficial owner, it is particularly important that you provide your instructions for voting your shares to your broker, bank, or other nominee holder of record.

Election of two nominees for Class II director named in this proxy statement, each to hold office until our 2020 annual meeting of stockholders and until their respective successors are duly elected and qualified.

Directors are elected by a majority vote, which requires the affirmative vote of a majority of the total votes cast by holders of shares present, or represented by proxy, and entitled to vote for each nominee at the annual meeting. For a description of our recently adopted majority voting standard, please refer to the sections captioned “Corporate Governance and Board of Directors” and Proposal Number One—Election of Two Class II Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote “AGAINST” this proposal. Broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on this proposal and will not affect the outcome of the vote.

Advisory Vote to Approve on an advisory basis, the compensation of our named executive officers for the year ended December 31, 2016.

The affirmative “FOR” vote of a majority of the votes cast on this proposal is required to approve, on an advisory basis, the compensation awarded to our named executive officers for the year ended December 31, 2016. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Advisory Vote on the Frequency of Future Stockholder Votes on Executive Compensation

The choice of frequency that receives the highest number of affirmative “FOR” votes will be considered the advisory vote of our stockholders. You may vote “FOR” one year, “FOR” two years, or “FOR” three years or “ABSTAIN.” A properly executed proxy marked “ABSTAIN” with respect to the frequency of future stockholder votes on executive compensation will not be voted with respect to such proposal although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will not affect the outcome of this proposal.

Ratification of the appointment by the audit committee of our board of directors of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

The affirmative “FOR” vote of a majority of the votes cast on this proposal is required to ratify the appointment by the audit committee of our board of directors of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Is cumulative voting permitted for the election of directors?

No. You may not cumulate your votes for the election of directors.

What happens if additional matters are presented at the annual meeting?

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Kishore Seendripu, Ph.D. and Adam C. Spice, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

Who will count the votes?

A representative of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspector of election.

Who will bear the cost of soliciting votes for the annual meeting?

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We may also reimburse brokerage firms, banks, and other nominee holders of record for the cost of forwarding proxy materials to beneficial owners.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K filed with the Securities and Exchange Commission, or SEC, within four business days after the annual meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K, we will file a Current Report on Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and who do not participate in electronic delivery of proxy materials will receive only one copy of our notice of annual meeting, proxy statement, and 2016 annual report, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

Stockholders who wish to participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, and you and other stockholders of record with whom you share an address currently receive multiple copies of the notice of annual meeting, proxy statement, 2016 annual report, and accompanying documents, or if you hold stock in more than one account, and, in either case, you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Computershare Investor Services, P.O. Box 30170, College Station, Texas 77842, by telephoning (800) 662-7232 or (781) 575-4238, or via its Investor Centre at www.computershare.com/investor.

If you participate in householding and wish to receive a separate copy of this notice of annual meeting, proxy statement, 2016 annual report, and the accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Computershare Investor Services as indicated above.

Beneficial owners can request information about householding from their banks, brokers, or other nominee holders of record.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2018 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive office no later than December 25, 2017. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including requirements regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

MaxLinear, Inc.

Attn: Corporate Secretary

5966 La Place Court, Suite 100

Carlsbad, California 92008

Fax: (760) 444-8598

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in the notice of a meeting given by or at the direction of our board of directors, (ii) otherwise properly brought before the meeting by or at the direction of our board of directors, or (iii) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our corporate secretary, which notice must contain the information specified in our bylaws. To be timely for our 2018 annual meeting of stockholders, our corporate secretary must receive the written notice at our principal executive offices:

•	not earlier than February 8, 2018; and

•	not later than the close of business on March 10, 2018.

In the event that we hold our 2018 annual meeting of stockholders more than 30 days before or after the one-year anniversary date of the 2017 annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the later of the following two dates:

•	the 90th day before such annual meeting; or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our Nominating and Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to the corporate secretary of MaxLinear at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Corporate Governance and Board of Directors—Process for Recommending Candidates to the Board of Directors.”

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by our corporate secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing MaxLinear’s filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

MaxLinear Policies on Business Conduct

We are committed to the highest standards of integrity and ethics in the way we conduct our business. We maintain a code of ethics and employee conduct that applies to our board of directors and all of our employees, including our chief executive officer, principal financial officer, and principal accounting officer. Our code of conduct establishes our policies and expectations with respect to a wide range of business conduct, including preparation and maintenance of financial and accounting information, compliance with laws, and conflicts of interest.

Under our code of conduct, each of our directors and employees is required, subject to applicable legal requirements in certain jurisdictions, to report suspected or actual violations. In addition, we have adopted separate procedures concerning the receipt and investigation of complaints relating to accounting or audit matters. These procedures have been adopted and are administered by our audit committee.

Our code of conduct is available at our website by visiting www.maxlinear.com and clicking through “Investors,” “Corporate Governance,” and “Code of Conduct.” When required by the rules of the New York Stock Exchange (NYSE) or the Securities and Exchange Commission (SEC), we will disclose any future amendment to, or waiver of, any provision of the code of conduct for our chief executive officer, principal financial officer, or principal accounting officer or any member or members of our board of directors on our website within four business days following the date of such amendment or waiver.

Corporate Governance Principles

Our board of directors has adopted a set of principles that establish the corporate governance policies pursuant to which our board of directors intends to conduct its oversight of MaxLinear. Among other things, these corporate governance principles address the establishment and operation of board committees, the role of our Lead Director, and matters relating to director independence and performance assessments.

Our corporate governance principles are available at our website by visiting www.maxlinear.com and clicking through “Investors,” “Corporate Governance,” and “Corporate Governance Guidelines.”

Role and Composition of the Board; Election of Directors

As identified in our corporate governance principles, the role of our board of directors is to oversee the performance of our chief executive officer and other senior management. Our board of directors is responsible for hiring, overseeing, and evaluating management while management is responsible for running our day-to-day operations.

As of the date of this proxy statement, our board of directors is composed of seven members and is divided into three staggered classes of directors. In connection with the elimination of a management director as described further below, our board of directors has fixed the authorized number of directors at six to be effective as of the annual meeting by the elimination of a Class II directorship. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held this year for the Class II directors, in 2018 for the Class III directors, and in 2019 for the Class I directors.

In February 2017, our board of directors approved an amendment and restatement of our bylaws to implement a majority voting standard in the election of directors, except in the event of a contested election in which case we will revert to a plurality voting standard, the default standard under Delaware law. Our board of directors implemented this amendment on the recommendation of its Nominating and Governance Committee and in conjunction with the board and committee’s consideration of our corporate governance structures generally following the expiration of our dual class stock structure, which occurred on March  29, 2017.

2016 Board Meetings

During fiscal 2016, our board of directors held sixteen (16) meetings. Each of our directors attended or participated in 75% or more of the meetings of the board of directors and 75% or more of the meetings held by all committees of the board of directors on which he served during the past fiscal year, in each case during the period that he served as a director.

Board Leadership Structure

As described below, our board of directors is led by directors Kishore Seendripu, Ph.D. and Thomas E. Pardun. Dr. Seendripu founded MaxLinear and has served as our Chairman, President, and Chief Executive Officer since inception. In addition, Mr. Pardun, an independent director with substantial board and executive leadership experience, currently serves as our Lead Director.

Lead Director

Our corporate governance principles require that we designate one independent, non-employee director to serve as Lead Director. Mr. Pardun has served as our Lead Director since November 2009. The board chose Mr. Pardun as our Lead Director because of his substantial executive experience in the technology and telecommunications industries and his extensive board leadership experience. In addition to MaxLinear, Mr. Pardun has served and continues to serve on the board of directors of other public technology companies. In particular, Mr. Pardun served for many years as the non-executive chairman of Western Digital Corporation, a multinational provider of computer data storage and hard disk drives. As Lead Director, Mr. Pardun’s responsibilities include:

•	coordinating and moderating executive sessions of our independent directors;

•	advising Dr. Seendripu as to the quality, quantity, and timeliness of the flow of information from management that is necessary for the independent directors to effectively and responsibly perform their duties;

•	confirming the agenda with Dr. Seendripu for meetings of our board of directors;

•	holding regular update sessions with Dr. Seendripu;

•	acting as the principal liaison between the independent directors and Dr. Seendripu on sensitive issues; and

•	performing such other duties as our board of directors may from time to time delegate to the Lead Director to assist our board of directors in the fulfillment of its responsibilities.

Our board believes that these responsibilities of the Lead Director appropriately and effectively complement MaxLinear’s combined chairman and chief executive officer structure as described below.

Chairman of the Board

Our current bylaws provide that the chairman of the board of directors will be our chief executive officer. Our corporate governance principles provide that the board will fill the chairman and chief executive officer positions based upon the board’s view of what is in our best interests at any point in time. Our board of directors believes that Dr. Seendripu’s service as both chairman and chief executive officer, in combination with Mr. Pardun’s service as Lead Director, is in the best interests of MaxLinear and its stockholders.

Given his long tenure with and status within MaxLinear, our board of directors believes Dr. Seendripu possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing MaxLinear, and we believe he is best positioned, in consultation with Mr. Pardun, to develop agendas that ensure that the board’s time and attention are focused on the most critical matters. We also believe his combined role enables decisive leadership, ensures clear accountability, and enhances MaxLinear’s ability to communicate its message and strategy clearly and consistently to its stockholders, employees, and customers.

In addition, we believe the working relationship between Dr. Seendripu and Mr. Pardun, on the one hand, and between Mr. Pardun and the other independent directors, on the other, enhances and facilitates the flow of information between management and our board as well as the ability of our independent directors to evaluate and oversee management and its decision-making. Dr. Seendripu and Mr. Pardun speak regularly on strategic, operational, and management matters facing MaxLinear. In addition, as discussed below, our board of directors holds executive sessions consisting only of non-employee directors in conjunction with each regular quarterly meeting of the board, and Mr. Pardun and Dr. Seendripu discuss board feedback to management following these executive sessions.

Director Independence

As a company listed on the New York Stock Exchange, or NYSE, we are required under NYSE listing requirements to maintain a board comprised of a majority of “independent” directors, as determined affirmatively by our board. In April 2017, our board of directors undertook a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities.

In connection with its review of Dr. Theodore Tewksbury’s independence, our board of directors considered his prior status as the interim chief executive officer of Entropic Communications, Inc., or Entropic, which was acquired by MaxLinear during the second quarter of fiscal 2015. In particular, the board noted that Dr. Tewksbury was appointed to serve as Entropic’s interim chief executive officer following the announcement of the resignation of its prior chief executive officer and contemporaneously with Entropic’s announcement that it had engaged an outside financial advisor and was conducting a strategic review process, which culminated in Entropic’s sale to MaxLinear. Dr. Tewksbury served as Entropic’s interim chief executive officer from November 2014 through April 2015. Given the circumstances of Dr. Tewksbury’s appointment and his short tenure as Entropic’s interim chief executive officer, our board determined that his prior service should not impair his ability to exercise independent judgment in carrying out his responsibilities as a member of our board of directors.

As a result of its review, our board of directors determined that directors Steven C. Craddock, Albert J. Moyer, Thomas E. Pardun, Donald E. Schrock, and Theodore Tewksbury, Ph.D., representing a majority of our directors, are “independent directors” as defined under the rules of the NYSE. Kishore Seendripu, Ph.D. and Curtis Ling, Ph.D. are not considered independent directors because of their employment as our chief executive officer and chief technical officer, respectively.

Executive Sessions of Independent Directors

In order to promote open discussion among independent directors, our board of directors has a policy of conducting executive sessions of independent directors during each regularly scheduled board meeting and as appropriate or requested by the independent directors during telephonic meetings. These executive sessions are chaired by our Lead Director. Dr. Ling and Dr. Seendripu, as the only two current management directors, do not participate in sessions of non-management directors. Following the annual meeting, Dr. Seendripu as the only remaining management director, will not participate in sessions of non-management directors.

Impact of Dual Class Sunset on Board Structure

On March 29, 2017, the dual class stock structure that we implemented in connection with our initial public offering terminated, and all our then-outstanding shares of Class A common stock and Class B common stock converted into a single class of common stock with equivalent voting rights. Under our previous equity structure, holders of our Class B common stock were entitled to elect two members of our board of directors, who were Dr. Kishore Seendripu and Dr. Curtis Ling, each of whom is a co-founder of MaxLinear. In light of the dual class sunset, our board of directors has determined it to be appropriate that only one management director serve on a going-forward basis. Accordingly, Dr. Ling is not being submitted for re-election at the annual meeting as a Class B director and will no longer serve as a director after the annual meeting. The board has approved a reduction in the size of the board of directors effective as of the annual meeting. Our board of directors would like to thank Dr. Ling for his service as a director and his continued service as our Chief Technical Officer.

Board’s Role in Risk Oversight

Our board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance, and to enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. The involvement of our full board of directors in reviewing our business is an integral aspect of its assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk.

While our board of directors has the ultimate oversight responsibility for the risk management process, various committees of the board also have responsibility for risk management. The charter of our audit committee provides that one of the committee’s responsibilities is oversight of certain compliance matters. In addition, in setting compensation, our compensation committee strives to create incentives that encourage a level of risk taking consistent with our business. In connection with its oversight of compensation-related risks, our compensation committee has reviewed our compensation programs and practices for employees, including executive and non-executive programs and practices. In its review, our compensation committee evaluated whether our policies and programs encourage unnecessary or excessive risk taking and controls, and how such policies and programs are structured with respect to risks and rewards, as well as controls designed to mitigate any risks. As a result of this review, our compensation committee determined that any risks that may result from our compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on MaxLinear.

At periodic meetings of the board and its committees and in other meetings and discussions, management reports to and seeks guidance from the board and its committees with respect to the most significant risks that could affect our business, such as legal risks, information technology and security risks, and financial, tax, and audit related risks. In addition, among other matters, management provides our audit committee periodic reports on our compliance programs and efforts and investment policy and practices.

Board Committees

Our board of directors has three standing chartered committees: an audit committee, a compensation committee, and a nominating and governance committee. In addition, to enhance our board of directors’ oversight over strategic and corporate development initiatives, our board has also established an unchartered strategy development committee as described below.

Audit Committee. Our audit committee currently consists of directors Albert J. Moyer, Thomas E. Pardun, Steven C. Craddock, and Theodore Tewksbury, Ph.D. Mr. Moyer is the chairman of the audit committee. Our board of directors has determined that each of the members of our audit committee is independent and financially literate under the current rules and regulations of the SEC and the NYSE and that Mr. Moyer qualifies as an “audit committee financial expert” within the meaning of the rules and regulations of the SEC.

Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems and our legal and regulatory compliance. Our audit committee also:

•	oversees the work of our independent registered public accounting firm;

•	approves the hiring, discharge, and compensation of our independent registered public accounting firm;

•	approves engagements of the independent registered public accounting firm to render any audit or permissible non-audit services;

•	reviews the qualifications, independence, and performance of the independent registered public accounting firm;

•	reviews our financial statements and our critical accounting policies and estimates;

•	reviews management’s assessment of our internal controls; and

•	reviews and discusses with management and the independent auditors the results of our annual audit, our quarterly financial statements, and our publicly filed reports.

Our audit committee held five (5) meetings during fiscal 2016. Our audit committee operates under a written charter approved by our board of directors. The charter is available on our website by visiting www.maxlinear.com and clicking through “Investors,” “Corporate Governance,” and “Audit Committee.”

Compensation Committee. Our compensation committee is currently comprised of Thomas E. Pardun, Steven C. Craddock, and Donald E. Schrock, each of whom qualifies as an independent director under the applicable rules and regulations of the SEC and the NYSE. Mr. Pardun is the chairman of our compensation committee. Our compensation committee oversees our corporate compensation programs. The compensation committee also:

•	reviews and recommends policies relating to compensation and benefits of our executive officers and employees;

•	reviews and approves corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers;

•	evaluates the performance of our executive officers in light of established goals and objectives;

•	recommends compensation of our executive officers based on its evaluations; and

•	administers the issuance of stock options, restricted stock units, and other awards under our equity incentive plans.

See “Compensation of Non-Employee Directors” and “Executive Compensation” for a description of our processes and procedures for the consideration and determination of executive and director compensation.

Our compensation committee held seven (7) meetings during fiscal 2016. Our compensation committee operates under a written charter approved by the board of directors, which is available on our website by visiting www.maxlinear.com and clicking through “Investors,” “Corporate Governance,” and “Compensation Committee.”

Nominating and Governance Committee. Our nominating and governance committee is comprised of Donald E. Schrock, Albert J. Moyer, and Theodore Tewksbury, Ph.D., each of whom qualifies as an independent director under the applicable rules and regulations of the SEC and the NYSE. Mr. Schrock is the chairman of the nominating and governance committee. Our nominating and governance committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors. The nominating and governance committee also:

•	evaluates and makes recommendations regarding the organization and governance of the board of directors and its committees;

•	assesses the performance of members of the board of directors and makes recommendations regarding committee and chair assignments;

•	recommends desired qualifications for board of directors membership and conducts searches for potential members of the board of directors; and

•	reviews and makes recommendations with regard to our corporate governance guidelines.

Our nominating and governance committee will consider recommendations of candidates for the board of directors submitted by stockholders of MaxLinear; see “Process for Recommending Candidates for Election to the Board of Directors” below.

Our nominating and governance committee held five (5) meetings during fiscal 2016. Our nominating and governance committee operates under a written charter approved by the board of directors, which is available on our website by visiting www.maxlinear.com and clicking through “Investors,” “Corporate Governance,” and “Nominating and Governance Committee.”

Strategy Development Committee. Our board of directors has appointed Mr. Craddock and Dr. Tewksbury to serve as the members of a Strategy Development Committee, which does not operate under a written charter. Dr. Tewksbury was appointed in February 2017 and did not serve in this capacity in 2016. The purpose of the Strategy Development Committee is to ensure board oversight and engagement with respect to product development, acquisitions, and other strategic and corporate development initiatives, particularly in light of MaxLinear’s efforts to expand its addressable markets. In this role, members of the committee periodically meet with and provide feedback to key members of management and reports to the full board of directors on its findings during executive sessions held in conjunction with regularly scheduled meetings. The board chose Mr. Craddock to serve in this strategy liaison capacity based on his substantial operational experience in the broadband service provider industry, a principal target market for MaxLinear, and added Dr. Tewksbury to committee based on his substantial management, operating, and strategic development experience within the semiconductor industry.

Compensation Committee Interlocks and Insider Participation

The members of our compensation committee are Steven C. Craddock, Thomas E. Pardun, and Donald E. Schrock. Mr. Pardun is the chairman of our compensation committee. None of the members of our compensation committee is an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Considerations in Identifying and Evaluating Director Nominees

Our nominating and governance committee has established policies and procedures relating to the consideration of any individual recommended or otherwise introduced, whether by management, another director, stockholders, or third parties, as a prospective director nominee. The committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the committee from other sources.

In its evaluation of director candidates, including the members of the board of directors eligible for re-election, our nominating and governance committee will consider the following:

•	the current size and composition of our board of directors and the needs of the board and its respective committees;

•	factors such as character, integrity, judgment, diversity of background (including gender diversity) and experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like. Our committee evaluates these factors, among others, and does not assign any particular weight or priority to any of these factors; and

•	other factors that our committee may consider appropriate.

Our nominating and governance committee requires the following minimum qualifications to be satisfied by any nominee for a position on the board:

•	the highest personal and professional ethics and integrity;

•	proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	skills that are complementary to those of the existing board;

•	the ability to assist and support management and make significant contributions to MaxLinear’s success; and

•	an understanding of the fiduciary responsibilities that are required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

If our nominating and governance committee determines that an additional or replacement director is required, the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board, or management.

In April 2017, our board of directors, on the recommendation of our Nominating and Governance Committee, approved an amendment to our director nominating policies to include a specific reference to factors relating to diversity when considering potential director candidates. Our board of directors intends to consider these factors, including in particular gender diversity, in connection with its deliberations over board expansion and potential candidates.

Process for Recommending Candidates for Election to the Board of Directors

Our nominating and governance committee is responsible for, among other things, determining the criteria for membership to our board of directors and recommending candidates for election to the board of directors. It is the policy of the nominating and governance committee to consider recommendations for candidates to the board of directors from stockholders holding at least 100,000 shares of our common stock continuously for at least twelve months prior to the date of submission of the recommendation. Stockholder recommendations for candidates to the board of directors must be directed in writing to MaxLinear, Inc., 5966 La Place Court, Suite 100, Carlsbad, California, 92008, Attention: Chief Financial Officer, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and MaxLinear, and evidence of the nominating person’s ownership of our stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, judgment, diversity of professional experience, independence, area expertise, corporate experience, length of service, other commitments and the like, and personal references. For details regarding the process to nominate a director, under the section entitled “Questions and Answers About the Proxy Materials and Annual Meeting,” please see “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?—Nomination of Director Candidates.”

Director Attendance at Annual Meetings

We do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders. We encourage, but do not require, directors to attend. All of our current members of our board of directors attended our 2016 annual meeting. We have scheduled our 2017 annual meeting on the same day as a regularly scheduled board meeting in order to facilitate attendance.

Communications with the Board of Directors

Stockholders and other interested parties who wish to communicate with our board of directors, lead director, committee chairmen, any other individual director, or the non-management or independent directors as a group, are welcome to do so in writing, addressed to such person(s) in care of our Chief Financial Officer, c/o MaxLinear, Inc., 5966 La Place Court, Suite 100, Carlsbad, CA 92008, or by fax to (760) 444-8598. Our Chief Financial Officer will monitor these communications and will provide a summary of all received messages to our board of directors at each regularly scheduled meeting of our board. Our board of directors generally meets on a quarterly basis. Where the nature of the communication warrants, our Chief Financial Officer may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee or non-management director, of our independent advisors, or of our management.

Director and Executive Stock Ownership Policies

In June 2016, our compensation committee recommended and our board of directors approved stock ownership guidelines for our non-employee directors. Under these guidelines, each of our non-employee directors is expected to hold shares of our common stock (and to maintain such holdings as long as they serve as a director) with a value equal to at least eight (8) times the annual cash retainer for service as a director. Based on the base retainer of $50,000 established in June 2016, each non-employee director is currently expected to hold shares of our common stock with a value equal to $400,000. As of the record date, each of our non-employee directors maintained beneficial ownership of shares of our common stock with a value in excess of the requirement (see the section of this proxy statement captioned “Security Ownership”).

In November 2016, our nominating and governance committee recommended, and our board of directors approved, stock ownership guidelines for our executive officers. Under these guidelines, our chief executive officer is expected to hold shares of our common stock (and to maintain such holdings for as long as he serves in that position) with a value equal to at least five (5) times his annual base salary. Our chief financial officer is expected to hold and maintain shares with a value equal to at least three (3) times his base salary, and our other officers subject to Section 16 of the Securities Exchange Act of 1934, as amended, are expected to hold and maintain shares with a value equal to at least one (1) times his or her base salary. As of the record date, each of our chief executive officer, chief financial officer, and other officers subject to the policy maintained beneficial ownership of shares of our common stock with a value in excess of the requirement (see the section of this proxy statement captioned “Security Ownership”).

For purposes of determining whether the guidelines are satisfied under these policies, directors and executive officers may include shares owned directly (including shares held by immediate family members); shares held in trust, limited partnerships, or similar entities for the benefit of the non-employee director or his or her immediate family members; shares subject to full-value equity incentive awards (e.g., restricted stock units) for which the only requirement to earn the award is continued service; and shares subject to vested in-the-money stock options and stock appreciation rights. Our compensation committee maintains authority to waive the requirements of these guidelines for directors joining our board from government, academia, or similar professions. In addition, our compensation committee or board (in the case of executive officers) may suspend the guidelines in the case of severe hardship or in order to permit compliance with a court order affecting a director or executive officer. In the event a director or executive officer fails to comply with the guidelines on or before the applicable deadline, the director or executive officer will be required to retain an amount equal to 75% of the net shares (after taxes and satisfaction of any purchase price) received as the result of exercising stock options or stock appreciation rights or the vesting of full value awards.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Director Compensation Policy

Our board of directors makes its director compensation decisions based in part on data provided by Compensia, Inc., an independent compensation consulting firm retained by our compensation committee to evaluate our compensation policies for independent directors. Our compensation committee and board periodically review our director equity compensation policy, in consultation with Compensia, and seek to ensure that equity incentives for our non-employee directors are competitive with our peer group and that they offer appropriate incentives to continued service as a director or, for prospective directors, to join our board.

Cash Compensation

The following table summarizes the cash compensation payable to our non-employee directors under our current compensation policy, which was approved in June 2016. The sole change in our cash compensation policy as effected in June 2016 was to increase the base retainer by $10,000 to $50,000 in order to align our cash compensation policy with that of our peer group median as revised following the Entropic acquisition. The composition of our peer group is discussed more fully in the subsection of this proxy statement captioned “Compensation Discussion and Analysis.”

Annualized Cash Fee(1)
Base Retainer	$50,000
Lead Director	$25,000
Audit Committee Chair(2)	$20,000
Audit Committee Member	$10,000
Compensation Committee Chair(2)	$15,000
Compensation Committee Member	$7,500
Nominating and Governance Committee Chair(2)	$10,000
Nominating and Governance Committee Member	$5,000
Strategy Development Committee Chair	$10,000
Strategy Development Committee Member	$5,000

(1)	All fees are payable on a quarterly basis.
(2)	Committee chairs receive both the fees applicable to such position and the fee applicable to committee membership.

Equity Compensation

In connection with our initial public offering, our compensation committee developed a policy relating to equity compensation for our non-employee directors under our 2010 Equity Incentive Plan. The policy initially provided for the grant of stock options upon first becoming a director and annual option grants at subsequent annual meetings, and our compensation committee has generally reviewed our compensation philosophies and policy on a bi-annual basis in consultation with Compensia. In February 2012, our board and compensation committee amended our outside director equity incentive policy to provide for the grant of shares of our Class A common stock rather than stock options. Our board and compensation committee reviewed its compensation philosophies again in May 2014 and, most recently, in June 2016. The principle change arising from the June 2016 review was an increase in new and continuing director equity incentive awards to a value between the 50th and 75th percentile of our current peer group. Our board and compensation committee do not currently expect to review non-employee director compensation prior to 2018 although they may make modifications if they determine appropriate based on changed circumstances. In that regard, the board and compensation committee increased the value of non-employee director equity compensation to a level slightly above our peer group median in anticipation of growth in peer group compensation over the next two years. In addition, under our 2010 Equity Incentive Plan, during any fiscal year, none of our non-employee directors will be granted awards having an initial value greater than $700,000.

The terms of our outside director equity compensation policy, as amended through June 2016, are set forth below.

Outside Director Compensation Policy

New Directors

Under the terms of the policy as currently in effect, new directors receive, upon becoming a director, an initial award of shares of common stock having a fair value at issuance of $260,000, consisting of an “annual award” equal to $130,000 of restricted stock (subject to pro-rata reduction based on the number of days the individual would actually serve as a director during the period beginning on the last May 1 and ending on the next May 1) and a “full-term award” equal to $130,000 of restricted stock. The annual award vests fully on the earlier to occur of the next May 1 or the date immediately preceding our next annual meeting of stockholders, and the full-term award vests in three equal installments on each anniversary of the date of grant.

Continuing Directors

In addition, our outside director equity compensation policy also provides for an annual award to continuing directors on the date of each annual meeting of stockholders of shares of restricted common stock with a fair value at issuance of $130,000. These shares vest, assuming continued service, on the earlier to occur of the next succeeding May 1 or the date immediately preceding the next annual meeting of stockholders.

RSU Deferred Payment Alternative

Our outside director compensation policy was amended in December 2015 to permit our directors to receive awards under our outside director equity compensation policy in the form of restricted stock units, or RSUs, and to defer the delivery of the shares of common stock subject to the RSU award upon vesting in accordance with the terms and conditions of a deferral program approved by the administrator of the policy, which is currently our compensation committee.

June 2016 Director Grants

In connection with the June 2016 meeting of our board of directors, the board fixed our 2016 annual meeting date as August 10, 2016. The board had delayed the 2016 annual meeting of stockholders as a result of management’s focus in March and April 2016 on entering into agreements with respect to strategic acquisitions of businesses from Microsemi Corporation and Broadcom Corporation. In addition, a pending decision to engage Grant Thornton LLP as our independent registered public accounting firm also contributed to the delay, given its impact on our auditor ratification proposal.

In light of the prior practice of granting director equity incentive awards in May or June, on June 1, 2016, the compensation committee recommended and the board approved the grant of annual 2016 equity incentive awards with a grant date fair value of $130,000, vesting, assuming continued service, on the earlier to occur of May 1, 2017 or the date immediately preceding our 2017 annual meeting of stockholders. As a result, on June 1, 2016, each non-employee director received a restricted stock unit award with respect to 6,217 shares of our Class A common stock. No further awards were made under our outside director equity compensation policy in connection with the August 10, 2016 annual meeting of stockholders. For purposes of 2017 grants, awards will be made on the date of the 2017 annual meeting, consistent with our existing policy.

2016 Director Compensation

The following table sets forth information concerning compensation paid or accrued for services rendered to us by members of our board of directors for the year ended December 31, 2016. The table excludes Kishore Seendripu, Ph.D., and Curtis Ling, Ph.D., who are executive officers and who did not receive any compensation from us in their roles as directors in the year ended December 31, 2016. Information on compensation for Dr. Seendripu is set forth under the caption “Executive Compensation.”

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	Total ($)
Steven C. Craddock	72,500	130,000	202,500
Albert J. Moyer	80,000	130,000	210,000
Thomas E. Pardun	102,500	130,000	232,500
Donald E. Schrock	67,500	130,000	197,500
Theodore Tewksbury, Ph.D.	60,000	130,000	190,000

(1)	Amounts shown do not reflect compensation actually received by the director. Instead, the amounts represent the aggregate grant-date fair value related to restricted stock awards, granted in the year indicated, pursuant to Accounting Standards Codification Topic 718. For a discussion of the valuation assumptions, see Note 8, Stock-Based Compensation and Employee Benefit Plans, to our consolidated financial statements included in our Annual Report on Form 10-K. The actual value that may be realized from an award is contingent upon the satisfaction of applicable conditions to vesting and the value of our common stock on the date the award is vested. Thus, there is no assurance that the value, if any, eventually realized will correspond to the amount shown.

PROPOSAL NUMBER 1

ELECTION OF TWO CLASS II DIRECTORS

Board Structure

As of the date of this proxy statement, our board of directors is composed of seven members. Our amended and restated certificate of incorporation and amended and restated bylaws provide that the number of our directors shall be at least two and will be fixed from time to time by a resolution of the majority of our board of directors. Our board of directors has fixed the authorized number of directors at six to be effective as of the annual meeting by the elimination of a Class II directorship. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meetings of stockholders to be held this year for the Class II directors, in 2018 for the Class III directors, and in 2019 for the Class I directors.

On February 13, 2017, our board of directors approved an amendment and restatement of our bylaws to provide for majority voting in the election of directors. The amended and restated bylaws provide that each director nominee will be elected to the board of directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Our board of directors, after taking into consideration the recommendation of the nominating and governance committee, will determine whether or not to accept the pre-tendered resignation of any nominee for director who receives (in an uncontested election) a greater number of votes against his election than votes for such election. In the event of a contested election in which there are more candidates than available seats, our bylaws retain a plurality voting standard, which is the default standard under Delaware law.

Nominees for Class II Director (Term Expiring in 2020)

At the 2017 annual meeting, two Class II directors will be elected to the board of directors by the holders of our common stock. Our nominating and governance committee recommended, and our board of directors nominated Theodore Tewksbury, Ph.D. and Albert Moyer as the nominees for election as Class II directors at the 2017 annual meeting.

Dr. Tewksbury and Mr. Moyer have agreed to serve if elected, and management has no reason to believe that they will be unavailable to serve. In the event either Dr. Tewksbury or Mr. Moyer is unable or declines to serve as a director at the time of the 2017 annual meeting, proxies will be voted for any nominee who may be proposed by the nominating and governance committee and designated by the present board of directors to fill the vacancy.

Biographical Information Concerning the Class II Director Nominees

Theodore Tewksbury, Ph.D., age 61, has served as a member of our board of directors since May 2015. Since February 2017, Dr. Tewksbury has been Chairman, President and CEO of Energy Focus, Inc., a provider of LED lighting technology. Dr. Tewksbury served as interim president and chief executive officer of Entropic from November 2014 until MaxLinear’s acquisition of Entropic in April 2015. Dr. Tewksbury also served as a director of Entropic from September 2010 through April 2015. From 2013 to November 2014, Dr. Tewksbury was an independent consultant to technology companies. From 2008 to 2013, Dr. Tewksbury served as the president and chief executive officer and as a member of the board of directors of Integrated Device Technology, Inc., a publicly traded, mixed signal semiconductor solutions company. Prior to joining Integrated Device Technology, he was the president and chief operating officer of AMI Semiconductor, a mixed signal semiconductor company from 2006 to 2008. Prior to that, Dr. Tewksbury served as managing director at Maxim Integrated Products, Inc., a designer, manufacturer and seller of high-performance semiconductor products, from 2000 to 2006. Dr. Tewksbury was a member of the board of directors of the Global Semiconductor Alliance from 2011 to 2013. Dr. Tewksbury holds a B.S. in Architecture and an M.S. and a Ph.D. in Electrical Engineering from the Massachusetts Institute of Technology.

Dr. Tewksbury brings extensive general management and technical expertise to our board. As the former chief executive officer and director of two public companies in our industry, Dr. Tewksbury has relevant semiconductor company leadership and board experience. Moreover, Dr. Tewksbury has a strong technical background, which is an asset to our board given the technical nature of our products and product development processes.

Albert J. Moyer, age 73, has served as a member of our board of directors since October 2009. Since 2000, Mr. Moyer has served as a private financial consultant. From March 1998 to February 2000, Mr. Moyer served as Executive Vice President and Chief Financial Officer of QAD Inc., a publicly held provider of enterprise resource planning software applications. He subsequently served as a consultant to QAD Inc., assisting in sales operations. From August 1995 to March 1998, Mr. Moyer served as Chief Financial Officer of Allergan Inc., a specialty pharmaceutical company. Previously, Mr. Moyer served as Chief Financial Officer of National Semiconductor Corporation, a semiconductor company. Mr. Moyer also served as Chief Financial Officer of Western Digital Corporation, a manufacturer of hard-disk drives for the personal computer and home entertainment markets. Mr. Moyer serves as Chairman of the Board of CalAmp Corp., a provider of wireless communications solutions and as a director of Collectors Universe, Inc., a third-party grading and authentication service for high-value collectibles. Mr. Moyer previously served as a director of Virco Manufacturing Corporation, a manufacturer of educational furniture, from 2004 to 2013, and Redflex Holdings Group, a provider of traffic enforcement technologies, from 2012 to 2014. Mr. Moyer received his B.S. in finance from Duquesne University and graduated from the Advanced Management Program at the University of Texas, Austin. Mr. Moyer holds a masters professional director certification from the American College of Corporate Directors, a national public company director education and credentialing organization.

We believe Mr. Moyer’s many years of experience as a chief financial officer for large public companies and his service on the board of directors of several other companies bring substantial financial, accounting, and operational knowledge to our board and qualify him to serve as one of our directors.

Note Regarding Dr. Curtis Ling

On March 29, 2017, all outstanding shares of our Class A common stock and Class B common stock automatically converted into a single class of common stock pursuant to the terms of our Fifth Amended and Restated Certificate of Incorporation. At that time, the seats on our board of directors previously reserved for management directors elected by the holders of our Class B common stock expired. Because of the expiration of these Class B director seats, our board of directors did not re-nominate Curtis Ling, who currently holds a Class B director seat, for re-election as a Class II director. Dr. Ling’s term on our board of directions will expire at the time of our 2017 annual meeting. Our board of directors has approved a reduction in the size of the board effective as of the annual meeting. MaxLinear would like to thank Dr. Ling for his many years of service and hard work for our board of directors. Dr. Ling will continue to serve in his capacity as our Chief Technical Officer.

Required Vote

Directors are elected by a majority vote, which means that each of the two director nominees requires the affirmative vote of a majority of the votes cast in order to be elected. Abstentions will have the same effect as an “AGAINST” vote. Broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on this proposal and will not affect the outcome of the vote.

Recommendation

Our board of directors unanimously recommends a vote “FOR” the election of each of

Dr. Tewksbury and Mr. Moyer as a Class II director.

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Class III Directors Continuing in Office until the 2018 Annual Meeting

Thomas E. Pardun, age 73, has served as a member of our board of directors since July 2009. From June 2006 to July 2015, Mr. Pardun served on the board of CalAmp Corp., a provider of wireless communications solutions. From April 2007 to November 2015, Mr. Pardun served as non-executive chairman of the board of directors of Western Digital Corporation. Mr. Pardun also served as a director of Western Digital Corporation from January 1993 to November 2015, and from January 2000 to November 2001, he also served as chairman of its board of directors. From May 1996 to July 2000, Mr. Pardun served as president of MediaOne International, Asia-Pacific (formerly US West Asia-Pacific), an owner/operator of international properties in cable television, telephone services and wireless communications. From May 1993 to April 1996, Mr. Pardun served as president and chief executive officer of US West Multimedia Communications, Inc., a communications company, and from June 1988 to April 1993 held numerous other executive positions with US West, Inc. From June 1986 to May 1988, Mr. Pardun was president of the Central Group for Sprint, Inc. as well as president of Sprint’s West Division. From September 1984 to May 1986, he served as senior vice president of United Telecommunications, a predecessor company to Sprint. From June 1965 to August 1984, he held various positions at International Business Machines Corporation. Mr. Pardun also serves on the boards of Finisar Corporation, a provider of optical communications components and subsystems, and Calix, Inc., a provider of broadband communications access systems and software. Mr. Pardun received a B.B.A. in Economics and Marketing from the University of Iowa and Management School Certificates from Harvard Business School, Stanford University, and The Tuck School of Business at Dartmouth College.

We believe Mr. Pardun’s experience serving for many years in executive positions for large communications and technology companies, his long history in the technology industry, and his experience serving as a director and non-executive chairman for other public companies bring valuable industry knowledge and practical experience to our board and qualify him to serve as one of our directors.

Kishore Seendripu, Ph.D., age 47, is a co-founder and has served as our Chairman, President, and Chief Executive Officer since our inception in September 2003. Dr. Seendripu also serves as a director. From July 1998 to July 2002, Dr. Seendripu served in senior engineering roles, most recently as the director of RF & Mixed-Signal IC Design at Silicon Wave, Inc., a designer and developer of radio frequency systems-on-chip for use in wireless and broadband communication systems and products. From December 1997 to July 1998, Dr. Seendripu served as a member of the technical staff at Broadcom Corporation, a manufacturer of networking and communications integrated circuits for data, voice and video applications. From 1996 to December 1997, Dr. Seendripu served as a radio frequency integrated circuit, or RFIC, design engineer at Rockwell Semiconductor Systems, a provider of semiconductor system solutions for personal communications electronics. From 1990 to 1992, Dr. Seendripu served as a research assistant at the Lawrence Berkeley National Laboratories. Dr. Seendripu received an M.S. in Materials Sciences Engineering and a Ph.D. in Electrical Engineering from the University of California at Berkeley, a B. Tech degree from the Indian Institute of Technology, Bombay, India, and an M.B.A. from the Wharton School, University of Pennsylvania.

We believe Dr. Seendripu’s more than eighteen years of technical and management experience in the semiconductor industry bring valuable industry knowledge and practical experience to our board and qualify him to serve as one of our directors.

Class I Directors Continuing in Office until the 2019 Annual Meeting

Steven C. Craddock, age 68, has served as a member of our board of directors since March 2011. Since March 2012, Mr. Craddock has served as a director and since July 2015 Chairman of the Board of Directors of SeaChange International, Inc., a multi-screen video software provider. Since July 2008, Mr. Craddock has also served as President of The Del Ray Group, LLC, a private consulting firm advising companies on strategic and technology developments in the cable television and telecommunications markets. Mr. Craddock retired in 2008 as Senior Vice President, Technology, for Comcast Corporation, a provider of entertainment, information, and communications products and services. From June 1994 until November 2006, he served as Senior Vice President, New Media Development for Comcast. Mr. Craddock was previously a Vice President at Bell Atlantic Corporation for many years serving in technical and operations roles prior to joining Comcast. From April 2002 until its acquisition by Zoran Corporation in December 2010, Mr. Craddock served as a director of Microtune, Inc., a provider of high-performance radio frequency tuners and transceivers. Mr. Craddock holds an executive masters professional director certification from the American College of Corporate Directors, a national public company director education and credentialing organization. Mr. Craddock is a licensed professional engineer and holds a Bachelor of Science in Civil Engineering and Electrical Engineering from Virginia Military Institute.

We believe that Mr. Craddock’s financial and business expertise, including a diversified background in the cable television and telecommunications industries, give him valuable qualifications and skills to serve as one of our directors.

Donald E. Schrock, age 71, has served as a member of our board of directors since October 2009. Mr. Schrock retired as Executive Vice President and President of Qualcomm Incorporated’s CDMA Technologies Group in 2003. Mr. Schrock joined Qualcomm in January 1996 as Corporate Vice President. Prior to joining Qualcomm, Mr. Schrock was Group Vice President and Division Manager with GM Hughes Electronics. Prior to working at Hughes, Mr. Schrock was Vice President of Operations with Applied Micro Circuit Corporation. Mr. Schrock also held positions as Vice President/Division Manager at Burr-Brown Corporation and spent 15 years with Motorola Semiconductor. He previously served on the board of directors of the Fabless Semiconductor Association; RMI Corporation, a private fabless semiconductor company acquired by Netlogic Microsystems, Inc.; Patriot Scientific Corporation, a public intellectual property licensing company; Integrated Device Technology, Inc. a semiconductor company; and GlobalFoundries Inc., a private semiconductor wafer fabrication service provider. Mr. Schrock holds a B.S.E.E. with honors from the University of Illinois, has completed the coursework for an M.S.E.E. from Arizona State University, and has an Advanced Business Administration degree from the Arizona State University Center for Executive Development.

We believe Mr. Schrock’s business leadership, operational and financial experience as a result of his experience serving for several years in executive positions for large technology companies, his long history in the technology industry, and his experience serving as a director for other public companies brings valuable industry knowledge and practical experience to our board and qualify him to serve as one of our directors.

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PROPOSAL NUMBER 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, was enacted on July 21, 2010. As required by the Dodd-Frank Act (and specifically Section 14A of the Securities Exchange Act of 1934, as amended), we are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.

Compensation Program and Philosophy

Our compensation committee establishes our executive compensation philosophy and oversees our executive compensation programs. We believe that it is appropriate to seek the views of our stockholders on the design and effectiveness of our executive compensation program. At our 2011 annual meeting of stockholders, we held our first non-binding, advisory stockholder vote on executive compensation under the Dodd-Frank Act. The advisory vote on executive compensation received approximately 97%, 98%, 96%, 96%, and 98% support of the votes cast by stockholders in 2012, 2013, 2014, 2015, and 2016, respectively. As an advisory vote, the results of this stockholder vote are not binding upon us; however, our compensation committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote and considered the outcome of this vote when it made compensation decisions for named executive officers. In addition, at our 2011 annual meeting of stockholders, the stockholders approved holding the advisory vote every year, which we believe will allow for a meaningful evaluation period of performance against our compensation practices. In connection with Proposal 2, we are holding an advisory vote on the frequency of the stockholder vote on executive Compensation. See “Proposal No. 3—Advisory Vote on the Frequency of an Advisor Vote on Executive Compensation.”

Under our compensation committee’s supervision, we have implemented compensation policies, plans, and programs intended to achieve the following objectives:

•	to attract and retain talented and experienced executives;

•	to motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	to ensure fairness among the executive management team by recognizing the contributions each executive makes to our success; and

•	to incentivize our executives to manage our business to meet our long-term objectives and the long-term objectives of our stockholders.

Under this program, our named executive officers are rewarded for the achievement of specific short-term and long-term goals that enhance stockholder value. Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which describes our executive compensation program and contains information about the fiscal year 2016 compensation of our named executive officers. The compensation committee and our board of directors believe that our compensation design and practices are effective in implementing our executive compensation goals.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED, that the stockholders hereby approve, on an advisory basis in a non-binding vote, the compensation of MaxLinear, Inc.’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the section captioned “Executive Compensation,” the subsection captioned “Compensation Discussion and Analysis,” the tabular disclosures regarding executive compensation, and the accompanying narrative disclosures set forth in the proxy statement relating to MaxLinear’s 2017 annual meeting of stockholders.”

Required Vote

The affirmative “FOR” vote of a majority of the votes cast on the proposal is required to approve, on an advisory basis, the compensation awarded to named executive officers for the year ended December 31, 2016. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Even though this say-on-pay vote is advisory and, therefore, will not be binding on us, our compensation committee and our board of directors value the opinions of our stockholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns, and the compensation committee will evaluate what actions may be necessary or appropriate to address those concerns.

Recommendation

Our board of directors unanimously recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.

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PROPOSAL NUMBER 3

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by the Dodd-Frank Act, we also are asking our stockholders to provide their input with regard to the frequency of future stockholder advisory votes on our executive compensation programs, such as Proposal Number 2 of this proxy statement. In particular, we are asking whether the advisory vote on executive compensation should occur once every year, every two years or every three years.

After considering this agenda item, our board of directors has determined that an annual advisory vote on executive compensation is the most appropriate alternative for MaxLinear. The board of director’s determination was influenced by the fact that the compensation of our named executive officers is evaluated, adjusted, and approved on an annual basis. As part of the annual review process, the board of directors believes that stockholder sentiment should be a factor that is taken into consideration by the board of directors and the compensation committee in making decisions with respect to executive compensation. By providing an advisory vote on executive compensation on an annual basis, our stockholders will be able to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. We understand that our stockholders may have different views as to what is the best approach for MaxLinear, and we look forward to hearing from our stockholders on this agenda item every year. Accordingly, our board of directors recommends that the advisory vote on executive compensation be held every year.

You may cast your vote by choosing the option of one year, two years, three years, or abstain from voting in response to the resolution set forth below:

“RESOLVED, that the option of once every year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which MaxLinear, Inc. is to hold an advisory vote by stockholders to approve the compensation of MaxLinear, Inc. named executive officers as set forth in the proxy statement relating to MaxLinear’s 2017 Annual Meeting of Stockholders under the caption “Executive Compensation”, including the section captioned “Compensation Discussion and Analysis”, the tabular disclosure regarding executive compensation, and the accompanying narrative disclosure.”

Required Vote

The choice of frequency that receives the highest number of affirmative “FOR” votes will be considered the advisory vote of our stockholders. You may vote “FOR” one year, “FOR” two years, or “FOR” three years or “ABSTAIN.” A properly executed proxy marked “ABSTAIN” with respect to the frequency of the stockholder vote on executive compensation will not be voted with respect to such proposal although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will not affect on the outcome of this proposal.

Even though your vote is advisory and, therefore, will not be binding on MaxLinear, the board of directors and the compensation committee value the opinions of our stockholders and will consider our stockholders’ vote. Nonetheless, our board of directors may decide that it is in the best interests of our stockholders and MaxLinear to hold an advisory vote on executive compensation more or less frequently than the option voted by our stockholders.

Recommendation

Our board of directors recommends a vote “FOR” the option of once every year as the frequency with which stockholders are provided an advisory vote on executive compensation.

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PROPOSAL NUMBER 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Grant Thornton LLP as MaxLinear’s independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2017 and recommends that stockholders vote in favor of the ratification of such appointment. On May 26, 2016, the audit committee approved the dismissal of Ernst & Young LLP as MaxLinear’s independent registered public accounting firm. Effective May 31, 2016 the audit committee approved the engagement of Grant Thornton LLP as our independent registered public accounting firm and stockholders ratified this appointment for the fiscal year ended December 31, 2016 at our 2016 annual meeting of stockholders.

The audit reports of Ernst & Young LLP on MaxLinear’s consolidated financial statements as of and for the years ended December 31, 2014 and 2015 did not contain an adverse opinion or a disclaimer of opinion, nor were they modified or qualified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2014 and 2015, and the subsequent interim period through May 26, 2016, there were no disagreements with Ernst & Young LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure that, if not resolved to Ernst & Young LLP’s satisfaction, would have caused Ernst & Young LLP to make reference to the matter in their reports. There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended December 31, 2014 and 2015, or during the subsequent interim period through May 26, 2016.

The Company requested Ernst & Young LLP to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made above. That letter is attached as Exhibit 16.1 to our current report on Form 8-K filed on June 2, 2016.

On May 31, 2016, the audit committee engaged Grant Thornton LLP as MaxLinear’s independent registered public accounting firm. The audit committee participated in and approved the decision to engage Grant Thornton LLP.

During the fiscal years ended December 31, 2014 and 2015 and through May 26, 2016, neither MaxLinear nor anyone acting on its behalf consulted with Grant Thornton LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to MaxLinear nor oral advice was provided that Grant Thornton LLP concluded was an important factor considered by MaxLinear in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

Ratification of Appointment

At the annual meeting, stockholders are being asked to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017.

Notwithstanding Grant Thornton LLP’s appointment and even if stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of MaxLinear and its stockholders. Our audit committee is submitting the appointment of Grant Thornton LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If the appointment is not ratified by our stockholders, our audit committee may reconsider whether it should appoint another independent registered public accounting firm.

Representatives of Grant Thornton LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 requires the affirmative “FOR” vote of a majority of the votes cast on the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Recommendation

Our board of directors unanimously recommends a vote “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

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Principal Accounting Fees and Services

Effective May 26, 2016, Ernst & Young LLP was dismissed as the Company’s independent registered public accounting firm. For further information related to the dismissal of Ernst & Young LLP, please see the Current Report on Form 8-K filed with the SEC on June 2, 2016. Effective May 31, 2016, we retained Grant Thornton LLP as our independent registered public accounting firm.

The following table sets forth the aggregate fees for audit and other accounting services provided by Grant Thornton LLP and Ernst & Young LLP for the years ended December 31, 2016 and December 31, 2015, respectively:

	2016	2015
Audit Fees(1)	$1,110,062	$1,540,543
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	389,070
All Other Fees(4)	—	1,995

Total	$1,110,062	$1,931,608

(1)	Audit fees for 2016 consist of fees billed or to be billed by Grant Thornton LLP, including professional services rendered for quarterly, annual and other SEC filing activities, along with those audit services related to acquisitions. Audit fees for 2015 consist of fees billed or to be billed by Ernst & Young LLP, including professional services rendered for quarterly, annual and other SEC filing activities, along with those audit services related to an acquisition.
(2)	None.
(3)	Tax fees for 2015 consist of fees billed by Ernst & Young LLP and include analysis of research and development tax credits and net operating loss carryforwards, general tax consulting, and acquisition related tax services.
(4)	Other fees for 2015 consist of fees billed by Ernst and Young LLP and relate to online subscription for accounting information.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Consistent with the requirements of the SEC and the Public Company Accounting Oversight Board, or PCAOB, regarding auditor independence, our audit committee has responsibility for appointing, setting compensation, and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee has established a policy for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to the engagement of the independent registered public accounting firm for the next year’s audit, management submits a list of services falling within the four categories below expected to be rendered by the firm during that year and the related fees to the audit committee for approval.

1. Audit services include audit work performed on the financial statements, as well as work, including information systems and procedural review and testing, that is required to be performed by the independent registered public accounting firm to allow the firm to form an opinion on our financial statements. Audit services also include services that only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters and statutory audits.

2. Audit-related services are for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and/or internal control over financial reporting or that are traditionally performed by the independent registered public accounting firm and include due diligence related to mergers and acquisitions, audits of employee benefit plans and special procedures required to meet certain regulatory requirements.

3. Tax services include services such as tax compliance, tax planning and tax advice, as long as such services do not impair the independence of the independent registered public accounting firm and are consistent with the SEC’s rules on auditor independence.

4. All other services are those services not captured in the audit, audit-related, or tax categories.

Prior to engagement, the audit committee pre-approves the independent registered public accounting firm’s services within each of the four categories described above and the fees for each category are budgeted. The audit committee requires the independent registered public accounting firm and management to report actual fees versus the budgeted amount periodically throughout the year by category of services. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.

The audit committee may delegate pre-approval authority to one or more of its members provided that such member must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

The audit committee has determined that the rendering of services other than audit services by Grant Thornton LLP is consistent with maintaining Grant Thornton LLP’s independence. All of the services of Ernst & Young LLP for 2015 described above were pre-approved by the audit committee. All of the services of Grant Thornton LLP for 2016 described above were pre-approved by the audit committee.

Report of the Audit Committee

The audit committee assists the board in fulfilling its oversight responsibility over MaxLinear’s financial reporting process. It is not the duty of the committee to plan or conduct audits, to prepare MaxLinear’s financial statements, or to assess MaxLinear’s internal controls over financial reporting. Management has the primary responsibility for preparing the financial statements and assuring their accuracy, effectiveness, and completeness. Management is also responsible for the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for auditing MaxLinear’s financial statements and internal control over financial reporting and expressing its opinion as to whether the statements present fairly, in accordance with accounting principles generally accepted in the United States, MaxLinear’s financial condition, results of operations, and cash flows. The audit committee does, however, consult with management and the independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of MaxLinear’s financial affairs.

Unless the committee has reason to question its reliance on management or the independent registered public accounting firm, the members of the committee necessarily rely on information provided to them by and on the representations made by management and the independent registered public accounting firm. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has applied appropriate accounting and financial reporting principles. Furthermore, the audit committee’s authority and oversight responsibilities do not independently assure that the audits of MaxLinear’s financial statements have been carried out in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) or that the financial statements are presented in accordance with accounting principles generally accepted in the United States.

In this context, the committee has met and held discussions with management and the independent registered public accounting firm regarding MaxLinear’s audited 2016 consolidated financial statements (including the quality of MaxLinear’s accounting principles). Management represented to the committee that MaxLinear’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the committee consulted with management and the independent registered public accounting firm prior to approving the presentation of the audited 2016 consolidated financial statements to stockholders. The committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB.

The audit committee has received and discussed with the independent registered public accounting firm the auditor’s independence from MaxLinear and its management. As part of that review, the committee received the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. The committee has also considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with, or has compromised, the auditor’s independence. The committee has concluded that the independent registered public accounting firm is independent from MaxLinear and its management.

Based on the reviews and discussions referred to above, the audit committee recommended to the board, and the board approved, MaxLinear’s audited consolidated financial statements for the year ended December 31, 2016 for filing with the Securities and Exchange Commission as part of our Annual Report on Form 10-K. The committee has selected Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

The Audit Committee

Albert J. Moyer (Chair)

Steven C. Craddock

Thomas E. Pardun

Theodore Tewksbury, Ph.D.

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing by MaxLinear under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent MaxLinear specifically incorporates the Report of the Audit Committee by reference therein.

EXECUTIVE OFFICERS

The names of our executive officers, their ages, their positions with MaxLinear, and other biographical information as of April 17, 2017, are set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Kishore Seendripu, Ph.D.	47	Chairman, President and Chief Executive Officer
Adam C. Spice	48	Vice President and Chief Financial Officer
Connie Kwong	38	Corporate Controller and Principal Accounting Officer
Michael J. LaChance	57	Vice President, Operations
Dana McCarty	49	Vice President, Global Sales
Curtis Ling, Ph.D.	51	Chief Technical Officer and Director
Madhukar Reddy, Ph.D.	47	Vice President, Central Engineering
William G. Torgerson	49	Vice President and General Manager, Broadband Group
Brendan Walsh	44	Vice President Product Line Marketing

Kishore Seendripu, Ph.D. For a brief biography of Dr. Seendripu, please see “Proposal Number 1—Election of Two Class II Directors—Class III Directors Continuing in Office until the 2018 Annual Meeting.”

Adam C. Spice has served as our Vice President and Chief Financial Officer since January 2011. From October 2009 to November 2010, Mr. Spice served as the Chief Financial Officer of Symwave Corporation, a private fabless semiconductor company acquired by Standard Microsystems Corporation. From 2000 through 2009, Mr. Spice worked in various senior financial management and operational roles at Broadcom Corporation, a fabless communications semiconductor company. During his tenure, he served as Broadcom’s Corporate Treasurer and its Vice President of Finance and Corporate Development, where he was responsible for strategic planning, mergers and acquisitions, corporate development, and corporate-wide financial planning and analysis. From 2006 to 2008, Mr. Spice served as Vice President and General Manager of Broadcom’s Mobile Power Management Business Unit in the Mobile Platforms group. Mr. Spice received a B.B.A. from Brigham Young University and an M.B.A. from the University of Texas at Austin.

Connie Kwong has served as our Corporate Controller and Principal Accounting Officer since February 2016. Previously, Ms. Kwong served as our Assistant Corporate Controller from March 2015 to February 2016. Prior to joining MaxLinear, Ms. Kwong was the Corporate Controller of Interush, Inc. from October 2013 to March 2015 and a senior audit manager of SingerLewak LLP from May 2008 to October 2013. Ms. Kwong received a B.A. in Business Economics from the University of California, Los Angeles.

Michael J. LaChance has served as our Vice President, Operations since November 2011. From May 2011 to November 2011, Mr. LaChance served as our Senior Director, Operations. From November 2009 to April 2010, he served as Senior Director, Product Operations for Telegent Systems, Inc., a fabless semiconductor company. From March 1998 to March 2009, he served as Vice President, Product Operations at Broadcom Corporation. From March 1984 to March 1998, he served as Senior Director, Product Operations at Silicon Systems, Inc., which was subsequently acquired by Texas Instruments, Inc., a designer and manufacturer of semiconductors. Mr. LaChance received a B.S. in Electrical Engineering and B.S. in Biological Science from the University of California, Irvine.

Dana McCarty has served as our Vice President, Global Sales since February 2016. Mr. McCarty has over twenty years of industry experience in domestic and international business environments. Prior to joining MaxLinear, Mr. McCarty served as the Senior Vice President of World Wide Sales at LitePoint Corporation, an electronic diagnostics company, from April 2014 to February 2016. From May 2001 to February 2014, Mr. McCarty worked in various senior sales and management positions at Broadcom Corporation, a fabless communications semiconductor company. During his tenure at Broadcom Corporation, he served as Sales

Director, Senior Sales Director, Taiwan Country Manager, Vice President of Emerging Business and Channel Sales, and Vice President of Pan Asia Sales. Mr. McCarty received a B.S. in Electrical Engineering from the University of Texas, San Antonio.

Curtis Ling, Ph.D., age 51, is a co-founder and has served as our Chief Technical Officer since April 2006. Dr. Ling also serves as a director until expiration of his term at the 2017 annual meeting. From March 2004 to July 2006, Dr. Ling served as our Chief Financial Officer, and from September 2003 to March 2004, as a co-founder, he consulted for us. From July 1999 to July 2003, Dr. Ling served as a principal engineer at Silicon Wave, Inc. From August 1993 to May 1999, Dr. Ling served as a professor at the Hong Kong University of Science and Technology. Dr. Ling received a B.S. in Electrical Engineering from the California Institute of Technology and an M.S. and Ph.D. in Electrical Engineering from the University of Michigan, Ann Arbor.

Madhukar Reddy, Ph.D. has served as our Vice President, Central Engineering since March 2014. From November 2006 to March 2014, Dr. Reddy served as our Vice President, IC and RF Systems Engineering. From January 2005 to November 2006, Dr. Reddy served as our Director, RF/Mixed-Signal IC Design. From July 2002 to January 2005, he served as Manager, RFIC Design at Skyworks Solutions. From January 1999 to July 2002, he served as RFIC Design Engineer and Group Leader at Conexant Systems. From January 1997 to December 1998, he served as RFIC Designer at Rockwell Semiconductor Systems. From 2005 to 2015, Dr. Reddy was a member of the Technical Program Committee of the IEEE RFIC Symposium. Dr. Reddy received a B. Tech degree from the Indian Institute of Technology, Madras, India, and an M.S. and Ph.D. in Electrical Engineering from the University of California, Santa Barbara.

William G. Torgerson has served as our Vice President and General Manager, Broadband Group since February 2016 and previously served as our Vice President, Global Sales from November 2012 to February 2016. From August 2007 to August 2011, Mr. Torgerson served as Vice President of America Sales for Standard Microsystems Corporation, a fabless semiconductor company that was acquired by Microchip Technology Incorporated in 2012. From May 2003 to February 2007, Mr. Torgerson was the Vice President of Global Sales at StarGen, Inc., a provider of semiconductors for networking and telecommunications equipment that was acquired by Dolphin Interconnect Solutions in 2007. From March 2000 to May 2003, he served as Director of America Sales at PLX Technology, a provider of semiconductor-based connectivity solutions that was acquired by Avago Technologies Limited in 2014. From August 1997 to March 2000, Mr. Torgerson served in various capacities including applications engineer, sales manager, and worldwide strategic account manager at Actel, Inc., a provider of field programmable gate arrays that was subsequently acquired by Microsemi Corporation. Mr. Torgerson received a BSEE degree from the University of Alabama, Huntsville and an M.B.A. from the University of New York, Stonybrook.

Brendan Walsh has served as our Vice President Marketing Infrastructure since September 2014. From April 2013 to August 2014, he was the Chief Operating Officer of TrustCloud, Inc., a provider of cloud-based trust and safety products, and from June 2011 to August 2014, he served as Co-founder at WordPivot, LLC, a provider of online literacy tools. From October 2008 to May 2011, Mr. Walsh served as our Vice President, Business Development. From September 2004 to October 1, 2007, he served as our Vice President, Sales, Marketing and Business Development. From October 2000 to August 2004, Mr. Walsh was the Director of Business Development and Venture Investment in the corporate mergers and acquisitions department of Philips Electronics N.V., an electronics company. From August 1999 to October 2000, he served as a strategic investment manager for Hikari Tsushin Inc., a retailer of mobile devices and venture capital firm focusing on mobile technologies. Mr. Walsh received a B.A. from the University of California, Davis and an M.B.A. from the Wharton School, University of Pennsylvania.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis reviews and discusses the compensation programs and policies for our principal executive officer, principal financial officer, and three (3) additional executive officers who were our most highly compensated executive officers in fiscal 2016 as determined by the rules of the Securities and Exchange Commission, or SEC. For 2016, these executive officers were Kishore Seendripu, Ph.D., our chairman, president, and chief executive officer; Adam C. Spice, our vice president and chief financial officer; Madhukar Reddy, our vice president, central engineering; William G. Torgerson, our vice president and general manager, broadband group; and Michael J. LaChance, our vice president, operations. As a group, we refer to these executive officers as our “named executive officers,” and they are identified in the summary compensation table provided below.

Objectives of Executive Compensation Programs

The principal objectives of our executive compensation programs are the following:

•	to attract and retain talented and experienced executives;

•	to motivate and reward executives whose knowledge, skills, and performance are critical to our success;

•	to ensure fairness among our executive management team by recognizing the contributions each executive makes to our success; and

•	to incentivize our executives to manage our business to meet our long-term objectives and the long-term objectives of our stockholders.

Our compensation committee was formed, among other purposes, to ensure that our compensation programs are competitive and that they offer appropriate incentives for recruitment and retention. Historically, our compensation philosophy has been heavily equity-based either in the form of stock options when we were an early stage company or more recently through the grant of restricted stock units and equity settled awards under our annual incentive compensation programs. While cash compensation in the form of base salaries has recently increased consistent with the increasing scope of our business and operations, we expect equity compensation will remain a material portion of our compensation programs. For example, all of our executive and non-executive bonus plan payments for our 2016 corporate performance period were made in the form of shares of our common stock, consistent with bonus awards for all performance periods since 2012. In connection with its annual review of our bonus programs, our compensation committee has considered, and expects to continue to consider, the advisability of cash awards. To date, however, our compensation committee has determined that equity based bonus awards have been important to maintain our liquidity position and to encourage equity ownership by our executive officers and employees.

Our compensation committee generally determines allocations of compensation between cash and equity or among different forms of non-cash compensation based on its review of typical allocations within our compensation peer group. The committee has not adopted, however, and has no current plans to adopt, any policy requiring a specific allocation between cash and equity compensation or between short-term and long-term compensation. In the course of its deliberations, our compensation committee reviews each component of compensation, how they relate to each other, and in particular how they relate to and affect total compensation. Our compensation committee’s philosophy is that a substantial portion of an executive officer’s compensation should be performance-based, whether long-term incentives in the form of equity or short term annual incentives tied to corporate and individual performance objectives. In that regard, we expect to continue to use equity incentive awards as a significant component of compensation because we believe that they best align individual compensation with the creation of stockholder value. Bonus programs we have implemented in the past were, and we expect any future programs will be, substantially tied to annual financial performance targets.

Role of Our Compensation Committee

Our compensation committee has responsibility for determining the compensation of all executive officers. Our compensation committee operates under a written charter adopted by our board of directors, which establishes the duties and authority of our compensation committee. The fundamental responsibilities of our compensation committee are as follows:

•	to oversee our overall compensation philosophy, compensation plans, and benefit programs and to make recommendations to our board of directors with respect to improvements or changes to such plans;

•	to review and approve all cash and equity compensation arrangements for our executive officers (including our chief executive officer); and

•	to oversee and administer our equity compensation plans.

Our compensation committee is comprised of the following non-employee members of our board of directors: Thomas E. Pardun, who chairs our compensation committee, Steven C. Craddock, and Donald E. Schrock. Each of Mr. Pardun, Mr. Craddock, and Mr. Schrock is an independent director under the rules of the New York Stock Exchange, an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, and a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Our compensation committee has the authority under its charter to engage the services of outside advisors and experts.

Kishore Seendripu, Ph.D., our chairman, president, and chief executive officer, supports our compensation committee’s work by providing information relating to our financial plans, performance assessments of our officers, and other personnel-related data. In particular, as the person to whom our other named executive officers directly report, Dr. Seendripu is responsible for evaluating each individual officer’s contribution to corporate objectives as well as their performance relative to individual objectives. He makes recommendations to our compensation committee with respect to base salary adjustments, targets under our annual incentive programs, and awards under our equity incentive plan. Our compensation committee is not required to follow any recommendations of Dr. Seendripu and exercises its discretion in modifying, accepting, or rejecting any recommended adjustments or awards. Without the participation of Dr. Seendripu, our compensation committee, as part of the annual review process, conducts a similar evaluation of his contribution and individual performance and makes determinations with respect to any base salary adjustments, targets under any annual cash incentive programs, and stock option grants or other equity incentives.

Competitive Market Review

The market for experienced management is highly competitive in the semiconductor industry. We seek to attract and retain the most highly qualified executives to manage each of our business functions, and we face substantial competition in recruiting management from companies ranging from established players with multibillion dollar revenues to entrepreneurial, early-stage companies. We are fortunate that many members of our executive management team have long tenures with us, but from time to time we also have been required to recruit new executive officers. As a result, we need to ensure that our executive compensation programs provide sufficient recruitment and retention incentives as well as incentives to achieve our long-term strategic business and financial objectives. We expect competition for individuals with our required skill sets, particularly technical and engineering skills, to remain intense even in weak global macroeconomic environments.

From time to time, our compensation committee has engaged Compensia, an independent compensation consulting firm with substantial experience in the technology sector, to evaluate our levels and types of executive compensation and to recommend changes as appropriate. Among other objectives, Compensia has assisted us in identifying a group of peer companies for purposes of benchmarking our levels of compensation; gathered and analyzed compensation data from those peer companies as well as from other available compensation data;

advised us on the creation and implementation of performance-based incentive plans, including determining target bonus levels; and assisted us in structuring awards as part of the equity incentive element of our compensation program, including assisting us in establishing appropriate amounts for equity incentive awards.

Mr. Pardun consults regularly with Compensia in connection with specific aspects of or questions relating to our executive compensation, and our compensation committee periodically engages Compensia to conduct a comprehensive review as our compensation committee determines necessary. Aggregate fees paid for Compensia’s services to our compensation committee did not exceed $120,000 during 2016 or in any prior fiscal year.

For purposes of its periodic reviews, our compensation committee, in consultation with Compensia, has established a peer group of companies that it believes to be reasonably comparable to MaxLinear with respect to size, business scope, and market capitalization. The committee, in consultation with Compensia, updates the peer group from time to time to reflect changed circumstances (e.g., mergers and sale transactions) affecting the peer group. In that regard and as indicated below, consolidation in our industry and the impact of the Entropic acquisition resulted in changes to our peer group from 2014 to 2015. Our compensation committee also considers substantially larger companies as aspirational peers but gives relatively less weight to aspirational peers because of differences in our relative sizes that make meaningful comparisons difficult. While these aspirational peers remain important benchmarks, particularly in considering competitive factors relating to executive and non-executive compensation, they are less relevant for our executive compensation determinations.

Our current peer group is set forth in the table below. While we did not revise our peer group for purposes of 2017 compensation decisions, Compensia did advise the committee with respect to year over year trends in annual cash and equity compensation adjustments, which the committee considered for purposes of its 2017 compensation decisions. Consistent with recent consolidation in the semiconductor industry, some of the companies listed below have been acquired or are in the process of being acquired, including Intersil, InvenSense, PMC-Sierra, and AppliedMicro Circuits, and we recently announced that we had entered into a definitive agreement to acquire Exar Corporation, subject to customary closing conditions. Because we continued to rely on their data for purposes of 2016 and 2017 compensation decisions, we have listed them in the following table and will revise our peer group accordingly in connection with our next comprehensive executive compensation review.

Peer Group for Purposes of 2016 & 2017 Compensation
• AppliedMicro Circuits	• M/A-Com Technology Solutions Inc.
• Exar Corporation	• Micrel, Incorporated
• Inphi Corp.	• Monolithic Power Systems, Inc.
• Integrated Device Technology, Inc.	• PMC-Sierra, Inc.
• Integrated Silicon Solution Inc.	• Power Integrations, Inc.
• Intersil Corporation	• Semtech Corporation
• InvenSense Inc.	• Sigma Designs, Inc.
• IXYS Corporation	• Silicon Laboratories, Inc.
• Lattice Semiconductor Corporation

Elements of Executive Compensation

Our executive compensation program currently consists, and is expected to continue to consist, of the following components:

•	base salary;

•	annual incentive compensation, which in recent years we have paid in the form of equity-based awards under our equity incentive plan;

•	equity-based incentives, principally in the form of restricted stock units;

•	benefits (on substantially similar terms as provided to our other employees); and

•	severance/termination protection, including in connection with certain change of control transactions.

The determination of our compensation committee as to the appropriate use and weight of each component of executive compensation is subjective, based on its view of the relative importance of each component in meeting our overall objectives and factors relevant to the individual executive.

Base Salary

The effective base salaries for each of our named executive officers in 2016 were, and for 2017 will be, as follows:

	Annual Base Salary(1)
Executive Officer	2016	2017
Kishore Seendripu, Ph.D.	$465,000	$500,000
Adam C. Spice	$330,000	$340,000
Madhukar Reddy, Ph.D.	$285,000	$295,000
William G. Torgerson	$285,000	$290,000
Michael J. LaChance	$285,000	$290,000

(1)	Reflects the highest annualized base salary established for the named executive officer during the year indicated.

Dr. Seendripu’s 2017 base salary of $500,000 reflects a 7.5% increase relative to 2016 and is above our peer group 25th percentile of $451,000 and below our peer group median of $531,000 (in each case based on the peer group data obtained with the committee’s assessment for 2016). Mr. Spice’s 2017 base salary is set slightly above the 2016 peer group median of $332,000, and his 2016 base salary was slightly below the median of the 2016 peer group. Base salaries for other named executive officers in 2016 and 2017 fall generally between the 25th percentile and the median of the 2016 peer group. Based on input from Compensia, the committee determined that the relative increases in base salaries from 2016 to 2017 were consistent with peer group trends.

Annual Incentive Program for 2016 Corporate Performance Period

Our compensation committee periodically reviews our philosophy and practices concerning annual incentive compensation. Our compensation committee believes that our continuing focus on revenue generation and achieving specific financial and operating performance metrics supports implementation of an incentive program with payouts earned through achievement of identified corporate objectives and individual performance. Accordingly, our executive incentive bonus plan establishes award targets, corporate objectives, and potential adjustments for each executive officer at various levels of under-performance or over-performance.

Prior to fiscal 2015, our compensation committee established performance periods under the executive incentive bonus plan linked to corporate financial performance targets over the course of the full fiscal year. In fiscal 2015, however, our compensation committee bifurcated the performance period into first and second half 2015 periods. The initial decision to modify the structure of the plan was driven largely by the timing of the Entropic acquisition in the second quarter of 2015 and the need to modify the second half 2015 performance objectives to reflect targets for the larger, combined company in the third and fourth quarters. In 2016, the performance period was also bifurcated into first and second half 2016 periods, which were influenced in part by acquisitions in early 2016 but which were also intended to focus management on near-term objectives in the two performance periods. Our compensation committee has determined to implement the executive incentive bonus plan for the 2017 corporate performance period linked to annual corporate financial performance targets. Our compensation committee expects to reevaluate the structure of the executive incentive bonus program, including the duration of the relevant performance periods, on an annual basis.

In making its decisions whether financial targets have been achieved under our executive incentive bonus plan, our compensation committee has the authority to make appropriate adjustments to the targets for the expected effects of any acquisitions or other approved business plan changes made during the course of the particular corporate performance period; to adjust revenue as it determines appropriate to exclude certain non-recurring items under generally accepted accounting principles such as gains or losses on sales of assets; and to adjust our reported operating loss to exclude certain charges from our operating expenses, including stock compensation expense, bonus plan accruals, restructuring and impairment charges, any acquisition related charges, and expenses associated with litigation or other regulatory matters. For purposes of determining the portion of awards based on individual performance, the standard is subjective based on the committee’s discretion and views with input from Dr. Seendripu relating to the performance of executive officers reporting to him.

First Half 2016 Bonus Awards

Bonus awards under our executive incentive bonus plan for the first half of 2016 were based on target metrics for revenue, gross margin, and non-GAAP operating expenses, as well as a subjective individual performance metric. Relative to the aggregate first half 2016 bonus opportunity, revenue carried a 40% weighting; gross margin carried a 25% weighting; and non-GAAP operating expenses carried a 25% weighting. The balance of the bonus opportunity, or 10%, was based on our compensation committee’s discretionary views of each executive’s individual performance. For each financial performance objective, our compensation committee established a minimum threshold condition (or in the case of the non-GAAP operating expense objective, a maximum threshold condition) that was required be achieved before the objective was deemed satisfied. Awards were then to be determined on a linear, percentage basis for performance between the minimum threshold and target level of performance, with the bonus amount allocable to the objective being 100% earned at target performance. For performance better than target, awards were eligible for upward adjustment on a linear, percentage basis, subject to a cap at 150% of the target award opportunity allocable to each performance metric.

Consistent with its authority to modify the terms of the executive incentive bonus plan based on subsequent events, our compensation committee ultimately approved first half 2016 bonus awards based on revenue and gross margin metrics, excluding the impact of our wireless access line business acquisition for the period from its April 28, 2016 closing date through June 30, 2016. Our revenue target for the first half of 2016 was set at $201.5 million. Based on corporate performance substantially in excess of the revenue, gross margin, and operating expense targets in the first half of 2016, at the beginning of the third quarter of 2016, each of the named executives officers received bonus awards in excess of target, with bonuses being paid at an aggregate payment ratio of approximately 134% of plan targets.

Second Half 2016 Bonus Awards

For the second half of 2016, the compensation committee maintained the structure and relative target weightings of objectives from the first half of 2016. Our revenue target for the second half of 2016 was $184.0 million, but actual revenues for the period did not meet the revenue target. In the aggregate, in February 2017, our compensation committee approved bonuses under the executive incentive plan at approximately 66% of target.

Bonus Payments

Actual bonus amounts for each of the named executive officers under the executive incentive bonus plan for the first and second half 2016 performance periods are set forth below (and the amount of such bonus awards is separated for each named executive officer based on corporate performance targets and individual performance).

	Total 2016 Bonus Targets		2016 Bonuses Paid
Executive Officer	% Base Salary	Target ($)	Corporate Targets ($)	Individual Performance ($)(1)	Total Bonus($)
Kishore Seendripu, Ph.D.	100%	465,000	498,533	55,678	554,211
Adam C. Spice	65%	214,500	230,288	26,789	257,077
Madhukar Reddy, Ph.D.	50%	142,500	153,010	17,088	170,098
William G. Torgerson	60%	171,000	119,422	81,093	200,515
Michael J. LaChance	50%	142,500	152,916	14,231	167,147

(1)	All individual performance awards relate to both the first and second half 2016 corporate performance periods.

Equity-Based Payments

All bonus awards for the first half of 2016 were settled in shares of our Class A common stock in August 2016, and bonus awards for the second half of 2016 were settled in shares of our Class A common stock in February 2017, with the amount calculated by dividing the cash equivalent bonus award by the closing price of our Class A common stock in trading on the New York Stock Exchange on the settlement date. The number of shares otherwise issuable in connection with bonus awards to executive officers were reduced by an amount equal to applicable withholding taxes, which we remitted in cash to applicable governmental authorities.

Annual Incentive Program for 2017 Corporate Performance Period

For 2017, our compensation committee has established one performance period under the executive incentive bonus plan linked to corporate financial performance targets over the course of the full fiscal year. Our compensation committee currently believes that any payments for the 2017 performance period will be settled in shares of our common stock, consistent with recent periods, but the committee reserves the right under our executive incentive bonus plan to make payment in cash. Target 2017 awards for the named executive officers are set forth in the following table:

	2017 Bonus Targets
Executive Officer	% Base Salary	Target ($)
Kishore Seendripu, Ph.D.	100%	500,000
Adam C. Spice	65%	221,000
Madhukar Reddy, Ph.D.	50%	147,500
William G. Torgerson	60%	174,000
Michael J. LaChance	50%	145,000

The bonus targets as a percent of base salary remain the same as those for the 2016 performance period and place each of our executive officers at approximately the median of our current peer group with respect to annual incentive compensation, consistent with our compensation committee’s philosophy with respect to short-term incentive compensation.

Equity-Based Incentives

We grant equity-based incentives to employees, including our executive officers, in order to create a corporate culture that aligns employee interests with stockholder interests. Other than the issuance of shares to our founders when we were first incorporated, our equity incentive plans have provided the principal method for our executive officers to acquire an equity position in our company. We have not granted, nor do we intend to grant, equity compensation awards in anticipation of the release of material, nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement. Similarly, we have not timed, nor do we intend to time, the release of material, nonpublic information based on equity award grant dates.

Prior to our initial public offering in March 2010, we granted options and other equity incentives to our officers under our 2004 Stock Plan. In connection with our initial public offering, our board of directors adopted the 2010 Equity Incentive Plan, which became effective in March 2010 upon the completion of our initial public offering. The 2010 Equity Incentive Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares, and other stock-based awards. All equity incentive plans and awards are administered by our compensation committee under the delegated authority established in our compensation committee charter.

To date, our equity incentives have been granted principally with time-based vesting. Until our 2011 compensation review, our equity compensation award grants consisted entirely of stock options. In 2011, our compensation committee determined that it was appropriate to begin granting restricted stock units in addition to stock options for both employees and executive officers. Factors contributing to the decision to begin granting restricted stock units included the competitive dynamics of the markets in which we recruit, with most larger semiconductor companies offering “full value” awards in the form of restricted stock units; the fact that competitors were using such full value awards as a recruiting inducement to our engineers and other employees; and the more favorable dilutive impact of restricted stock units relative to stock option grants. Beginning in 2015, for these various reasons, our compensation committee determined that annual equity incentive awards would consist entirely of restricted stock units. As a result, we did not grant stock options to our executive officers in 2016.

The following table sets forth restricted stock unit awards to our executive officers in 2016 in connection with annual compensation adjustments. Our compensation committee believed that the size of the equity incentive awards is consistent with our compensation committee’s philosophy that a substantial portion of total compensation consist of long term equity incentives at levels between the 50th and 75th percentiles of our peer group.

Executive Officer	Shares Subject to Restricted Stock Units(1)
Kishore Seendripu, Ph.D.	167,029
Adam C. Spice	63,543
Madhukar Reddy, Ph.D.	50,835
William G. Torgerson	47,204
Michael J. LaChance	41,757

(1)	Restricted stock units to vest quarterly over four (4) years with the first vesting event occurring on February 20, 2016 and the grants becoming fully vested on November 20, 2019, subject to the executive officer’s continuing to provide services to us on each applicable vesting date.

Additional Equity Incentive Awards

In connection with its continuing review of executive compensation policies, in June 2016, our compensation committee considered, on the recommendation of our chief executive officer, additional equity incentive awards for Mr. Spice, Dr. Reddy, Mr. Torgerson, and Mr. LaChance (as well as certain other executive officers who are not named executive officers under the SEC rules). The additional equity incentive awards recommended by Dr. Seendripu were intended in part to align total equity compensation with our peer group, but the grants were also proposed following a review of these executives’ respective levels of unvested equity awards and the associated long term retention value of those awards. As a result, on June 1, 2016, our compensation committee approved awards in the amounts shown in the table below to the identified officers. In order to ensure incentives for longer term retention, the compensation committee approved vesting terms for these awards that are substantially back-end loaded. Specifically, ten percent (10%) of the restricted stock units shown below will vest on August 20, 2017; twenty percent (20%) will vest on August 20, 2018; thirty percent (30%) will vest on August 20, 2019; and forty percent (40%) will vest on August 20, 2020.

Executive Officer	Grant Date Fair Value	Shares Subject to Restricted Stock Units
Adam C. Spice	$1,300,000	62,171
Madhukar Reddy, Ph.D.	$1,100,000	52,606
William G. Torgerson	$1,000,000	47,824
Michael J. LaChance	$900,000	43,041

Benefits

We provide the following benefits to our executive officers, generally on the same basis provided to all of our employees:

•	health, dental, and vision insurance;

•	life insurance;

•	employee stock purchase plan;

•	employee assistance plan;

•	medical and dependent care flexible spending account;

•	short- and long-term disability, accidental death and dismemberment; and

•	a 401(k) plan.

We believe that these benefits are consistent with those of companies with which we compete for employees.

Severance and Termination Benefits

Effective December 22, 2015, we entered into amended and restated change in control and severance agreements with our chief executive officer, chief financial officer, and other executive officers. These amended and restated agreements provide for certain termination benefits both in the context of a change in control (as defined in the agreements) and outside the context of a change in control. The agreements have an initial term of three (3) years, and at the end of the initial three (3) year term, the agreement will automatically renew for an additional three (3) year term, unless either party elects to terminate at least ninety (90) days prior to the automatic renewal. The agreements terminate on the earlier to occur of (i) the date the agreement expires, (ii) the date all obligations of the parties have been satisfied, or (iii) at any time prior to a change in control if the executive has ceased to be an “officer” for purposes of Section 16 under the Securities Exchange Act of 1934, as amended. Notwithstanding these termination provisions, if a change in control occurs and there are less than twenty-four (24) months remaining in the term of the agreement, the term of the agreement will extend automatically through the twenty-four (24) month anniversary of the change in control.

In connection with agreeing to provide these benefits, our compensation committee reviewed competitive data and consulted with Compensia. In setting the terms of and determining whether to approve these agreements, our compensation committee recognized that executives often face challenges securing new employment following termination, in particular following a change of control, and that distractions created by uncertain job security surrounding potentially beneficial transactions to us and our stockholders may have a detrimental impact on their performance. In contexts not involving a change of control, our compensation committee sought to establish a reasonable contractual benefit for precedential purposes and to fix executive expectations prior to an actual termination. In addition, the change in control severance benefits identified below are intended to provide these executive officers with post-change in control termination protection of salary and benefits while they seek new employment. We also have agreed to accelerate vesting of certain equity incentives in connection with certain terminations following a change of control, based on our view that these executive officers are not likely to be retained in comparable positions by a large acquirer, and the benefit of these equity incentives would otherwise be forfeited upon a termination of employment, including an involuntary termination by an acquiring company.

Chief Executive Officer and Chief Financial Officer

Under the terms of the amended change in control and severance agreement, if Dr. Seendripu, our chief executive officer, or Mr. Spice, our chief financial officer, terminates his employment with us for good reason (as defined in the agreement), or if we terminate him without cause (as defined in the agreement), and such termination occurs outside of the period beginning three (3) months prior to and ending twenty-four (24) months following a change in control, the executive will be entitled to a single lump sum severance payment equal to six (6) months of the executive’s then-current base salary. In addition, we agreed that any outstanding and vested stock options and/or stock appreciation rights as of the date of termination would remain exercisable until the six (6) month anniversary of the termination date, provided that in no event would the post-termination exercise period for any individual stock option extend beyond the original maximum term. In addition, we agreed to provide the executive reimbursement for continued health benefits under our health plans for up to twelve (12) months; provided that the executive constitutes a qualified beneficiary under applicable law and timely elects to continue coverage under applicable law.

In addition, if within the period beginning three (3) months prior to and ending twenty-four (24) months following a change in control, the executive is terminated by us or our successor without “cause” or he terminates for “good reason,” we have agreed that the executive will be entitled to receive the following benefits:

•	a lump sum cash payment equal to twenty-four (24) months of his base salary, determined at a rate equal to the greater of (A) his annual salary as in effect immediately prior to the change in control or (B) his then current base salary as of the date of such termination;

•	a lump sum cash payment equal to a pro-rated amount of his target annual bonus for the year immediately preceding the year of the change in control;

•	reimbursement of premiums for continued health benefits under our health plans for up to eighteen (18) months following the executive’s termination; provided that the executive constitutes a qualified beneficiary under applicable law and timely elects to continue coverage under applicable law;

•	immediate vesting of one hundred percent (100%) of the then-unvested portion of any outstanding equity awards held by the executive; and

•	extended exercisability of outstanding and vested stock options or stock appreciation rights until the twelve (12) month anniversary of the termination date; provided that in no event will the post-termination exercise period for any individual stock option extend beyond the original maximum term.

In addition, the change in control and severance agreements with Dr. Seendripu and Mr. Spice provide that in the event that the severance payments and other benefits payable to such executives constitute “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, and would be subject to the applicable excise tax, then such executive’s severance and other benefits will be either (i) delivered in full or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by such executive on an after-tax basis of the greatest amount of benefits.

Payment of the benefits described above is subject to the executive’s timely executing and not revoking a release of claims with us.

Our compensation committee and board of directors approved change in control severance benefits for Dr. Seendripu and Mr. Spice that are greater than the benefits provided to our other executives after considering factors such as the higher likelihood that a chief executive officer or chief financial officer will be terminated in connection with a change of control transaction as compared to the other executive officers.

Other Executive Officers

We have also entered into change in control agreements with Dr. Reddy, Mr. Torgerson and Mr. LaChance. Under the terms of the amended change in control and severance agreement with our other executive officers, if the executive terminates his employment with us for “good reason” (as defined in the agreement), or if we terminate him without “cause” (as defined in the agreement), the executive will be entitled to a single lump sum severance payment equal to six (6) months of the executive’s then-current base salary. In addition, we agreed that any outstanding and vested stock options and/or stock appreciation rights as of the date of termination would remain exercisable until the three (3) month anniversary of the termination date, provided that in no event would the post-termination exercise period for any individual stock option extend beyond the original maximum term. We also agreed to provide the executive reimbursement for continued health benefits under our health plans for up to six (6) months; provided that the executive constitutes a qualified beneficiary under applicable law and timely elects to continue coverage under applicable law.

In addition, if within the period beginning three (3) months prior to and ending twenty-four (24) months following a change in control, the executive is terminated by us or our successor without “cause” or he terminates for “good reason,” we have agreed that the executive will be entitled to receive the following benefits:

•	a lump sum cash payment equal to twelve (12) months of the executive’s base salary, determined at a rate equal to the greater of (A) his annual salary as in effect immediately prior to the change in control or (B) his then-current base salary as of the date of such termination;

•	a lump sum cash payment equal to a pro-rated amount of his target annual bonus for the year immediately preceding the year of the change in control;

•	reimbursement of premiums for continued health benefits under our health plans for up to twelve (12) months following the executive’s termination; provided that the executive constitutes a qualified beneficiary under applicable law and timely elects to continue coverage under applicable law;

•	immediate vesting of one hundred percent (100%) of the then-unvested portion of any outstanding equity awards held by the executive; and

•	extended exercisability of outstanding and vested stock options or stock appreciation rights until the six (6) month anniversary of the termination date; provided that in no event would the post-termination exercise period for any individual stock option extend beyond the original term.

Payment of the benefits described above under these change in control agreements is also subject to the executive’s executing and not revoking a release of claims with us.

In addition, the change in control and severance agreements with each of the executives provide that in the event that the severance payments and other benefits payable to such executives constitute “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, and would be subject to the applicable excise tax, then such executive’s severance and other benefits will be either (i) delivered in full or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by such executive on an after-tax basis of the greatest amount of benefits.

Role of Stockholder Say-on-Pay Votes in Determining Compensation

We believe that it is appropriate to seek the views of our stockholders on the design and effectiveness of our executive compensation program. In 2016, the advisory vote on executive compensation received approximately 98% support of the votes cast by our stockholders. Our compensation committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by stockholders in their vote and considered the outcome of this vote when it made compensation decisions for our named executive officers.

Accounting and Tax Considerations

Internal Revenue Code Section 162(m) limits the amount that we may deduct for compensation paid to our chief executive officer and to each of our three (3) most highly compensated officers to $1,000,000 per person, unless certain exemption requirements are met. Exemptions to this deductibility limit may be made for various forms of “performance-based” compensation. In addition to salary and bonus compensation, upon the exercise of stock options that are not treated as incentive stock options, the excess of the current market price over the option price, or option spread, is treated as compensation and accordingly, in any year, such exercise may cause an officer’s total compensation to exceed $1,000,000. Under certain regulations, option spread compensation from options that meet certain requirements will not be subject to the $1,000,000 cap on deductibility, and in the past, we have granted options that we believe met those requirements. While our compensation committee cannot predict how the deductibility limit may impact our compensation program in future years, our compensation committee intends to maintain an approach to executive compensation that strongly links pay to performance. While our compensation committee has not adopted a formal policy regarding tax deductibility of compensation paid to our chief executive officer and our three (3) most highly compensated officers, our compensation committee intends to consider tax deductibility under Section 162(m) as a factor in compensation decisions.

Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director, or other service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A. Although we do not maintain traditional nonqualified deferred compensation plans, Section 409A does apply to certain change of control severance arrangements. Consequently, to assist in avoiding additional tax under Section 409A, we have designed the change in control and severance arrangements described above in a manner to avoid the application of Section 409A.

Report of the Compensation Committee

The compensation committee oversees our compensation policies, plans, and benefit programs. The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Thomas E. Pardun (Chair)

Steven C. Craddock

Donald E. Schrock

This Report of the Compensation Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate the Report of the Compensation Committee by reference therein.

Summary Compensation Table

The following table provides information regarding the compensation of our principal executive officer, principal financial officer, and three (3) additional executive officers who were our most highly compensated executive officers during the fiscal year ended December 31, 2016, together referred to as our “named executive officers” for the fiscal years ended December 31, 2016, December 31, 2015, and December 31, 2014.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Option Award ($)(3)	All Other Compensation ($)(4)	Total ($)
Kishore Seendripu, Ph.D.	2016	464,747	2,854,213	—	14,985	3,333,945
Chairman, President and Chief Executive Officer (Principal Executive Officer)	2015	400,013	1,885,270	—	14,151	2,299,434
	2014	393,278	1,113,072	424,806	14,371	1,945,527

Adam C. Spice	2016	330,196	2,432,077	—	13,371	2,775,644
Vice President and Chief Financial Officer (Principal Financial Officer)	2015	304,614	927,188	—	13,973	1,245,775
	2014	287,305	437,275	161,494	14,181	900,255

Madhukar Reddy, Ph.D.	2016	285,192	1,970,098	—	13,344	2,268,634
Vice President, Central Engineering	2015	265,961	733,514	—	13,905	1,013,380
	2014	252,305	345,658	134,577	14,117	746,657

William G. Torgerson(5)	2016	284,962	1,850,515	—	14,941	2,150,418
Vice President and General Manager, Broadband Group	2015	250,963	583,454	—	13,878	848,295
	2014	—	—	—	—	—

Michael J. LaChance(6)	2016	285,828	1,642,147	—	14,946	1,942,921
Vice President, Operations	2015	255,965	502,788	—	14,596	773,322
	2014	242,316	267,986	100,930	14,284	625,516

(1)	Includes for 2016 the issuance of shares of our common stock for the 2016 corporate performance period under our executive incentive bonus plan. Individual awards for executive performance during the first half of the 2016 year were valued in accordance with Accounting Standards Codification Topic 718, or ASC 718, and were made on August 12, 2016 for the following amounts: Dr. Seendripu, $311,599; Mr. Spice, $144,089; Dr. Reddy, $95,036; Mr. Torgerson, $113,006; and Mr. LaChance, $94,223. Individual awards for executive performance during the second half of the 2016 year were made on February 17, 2017 for the following amounts: Dr. Seendripu, $242,614; Mr. Spice, $112,988; Dr. Reddy, $75,062; Mr. Torgerson $87,509; and Mr. LaChance, $72,924. Includes for 2015 the issuance of shares of our common stock for the 2015 corporate performance period under our executive incentive bonus plan. Individual awards for executive performance during the first half of the 2015 year were valued in accordance with Accounting Standards Codification Topic 718, or ASC 718, and were made on August 20, 2015 for the following amounts: Dr. Seendripu, $254,986; Mr. Spice, $104,908; Dr. Reddy, $75,132; Mr. Torgerson, $70,108, and Mr. LaChance, $72,266. Individual awards for executive performance during the second half of the 2015 year were made on May 13, 2016 for the following amounts: Dr. Seendripu, $245,184; Mr. Spice, $104,080; Dr. Reddy, $73,562; Mr. Torgerson $61,996; and Mr. LaChance $71,422. Includes for 2014 the issuance of shares of our common stock for the 2014 corporate performance period under our executive incentive bonus plan. Individual awards, valued in accordance with ASC 718, which were made on May 14, 2015 in the following amounts: Dr. Seendripu, $288,076; Mr. Spice, $123,649; Dr. Reddy, $84,301; and Mr. LaChance, $71,968.
(2)

Includes for 2016 grants of restricted stock units (RSUs) in the following amounts: Dr. Seendripu, $2,300,000; Mr. Spice, $2,175,000; Dr. Reddy, $1,800,000; Mr. Torgerson, $1,650,000; and Mr. LaChance, $1,475,000. Includes for 2015 grants of restricted stock units (RSUs) in the following amounts: Dr. Seendripu, $1,385,100; Mr. Spice, $718,200; Dr. Reddy, $584,820; Mr. Torgerson $451,440; and Mr. LaChance $359,100. Includes for 2014 grants of restricted stock units (RSUs) in the following amounts: Dr. Seendripu, $824,996; Mr. Spice, $313,626; Dr. Reddy, $261,357; and Mr. LaChance, $196,018. The dollar value of the RSUs shown represents the aggregate grant date fair value computed pursuant to ASC 718 and attributable to RSU awards granted to these individuals during the periods indicated. These grant date fair values have been determined based on the assumptions described under Note 8, Stock-Based Compensation and Employee Benefit Plans, in the notes to our consolidated financial statements included in our Annual Report on Form 10-K. As these values reflect the aggregate grant date fair value in accordance with ASC 718, they do not necessarily correspond to the actual value, if any, that may be realized by the named executive officers. The actual value that may be realized is also subject to time-based vesting restrictions that require the named executive officer to continue to provide services to us.
(3)	Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts represent the aggregate grant date fair value related to stock option awards granted in the year indicated pursuant to ASC 718. For a discussion of the valuation assumptions, see Note 8, Stock-Based Compensation and Employee Benefit Plans, to our consolidated financial statements included in our Annual Report on Form 10-K. The actual value that may be realized from an award is contingent upon the satisfaction of the conditions to vesting and the executive’s decisions with respect to the exercise of the option. Thus, there is no assurance that the value, if any, eventually realized will correspond to the amount shown.
(4)	Represents employer funded amounts for group term life insurance and medical and dental insurance premiums.
(5)	Mr. Torgerson was not a named executive officer for the year ended December 31, 2014.
(6)	Mr. LaChance was not a named executive officer for the year ended December 31, 2015.

Grants of Plan-Based Awards

The following table presents information concerning each grant of a plan-based award made to a named executive officer in fiscal 2016 under any plan.

Name	Grant Date	Estimated Future Payments Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target $	Maximum $
Kishore Seendripu, Ph.D.	2/17/2017	—	232,500	348,750	9,107	(1)	242,614	(1)
	8/12/2016	—	232,500	348,750	17,263	(1)	311,599	(1)
	11/16/2015	—	—	—	167,029	(2)	2,300,000	(2)
Adam C. Spice	2/17/2017	—	107,250	160,875	4,241	(1)	112,988	(1)
	8/12/2016	—	107,250	160,875	7,982	(1)	144,089	(1)
	6/1/2016	—	—	—	62,171	(2)	1,300,000	(2)
	11/16/2015	—	—	—	63,543	(2)	875,000	(2)
Madhukar Reddy, Ph.D.	2/17/2017	—	71,250	106,875	2,817	(1)	75,062	(1)
	8/12/2016	—	71,250	106,875	5,265	(1)	95,036	(1)
	6/1/2016	—	—	—	52,606	(2)	1,100,000	(2)
	11/16/2015	—	—	—	50,835	(2)	700,000	(2)
William G. Torgerson	2/17/2017	—	85,500	128,250	3,284	(1)	87,509	(1)
	8/12/2016	—	85,500	128,250	6,260	(1)	113,006	(1)
	6/1/2016	—	—	—	47,824	(2)	1,000,000	(2)
	11/16/2015	—	—	—	47,204	(2)	650,000	(2)
Michael J. LaChance	2/17/2017	—	71,250	106,875	2,737	(1)	72,924	(1)
	8/12/2016	—	71,250	106,875	5,220	(1)	94,223	(1)
	6/1/2016	—	—	—	43,041	(2)	900,000	(2)
	11/16/2015	—	—	—	41,757	(2)	575,000	(2)

(1)

Awards for the 2016 corporate performance period under our executive incentive bonus plan were settled in shares of our common stock; the first half performance period issuances settled in August 2016 and the second half performance period issuances settled in February 2017. A complete description of the terms of our executive incentive bonus plan is set forth above under the caption “Annual Incentive Program for 2016 Corporate Performance Period.” The grant date fair value calculated under ASC 718 for awards under our executive incentive bonus plan are included in the “Stock Awards Column” of the Summary Compensation Table and in the final column of this table. The number of shares subject to the awards is calculated on the grant date based on the closing sales price of our common stock on that date. The grant dates are the dates that the Board approved the bonus award amounts.
(2)	These stock awards represent restricted stock units issued under our 2010 Equity Incentive Plan, as amended. Each restricted stock unit entitles the executive to receive one (1) share of our common stock at the time of vesting without the payment of an exercise price or other consideration. The shares granted on November 16, 2015 subject to restricted stock units vest quarterly over four (4) years. For the shares granted on June 1, 2016, ten percent (10%) of the restricted stock units shown above will vest on August 20, 2017; twenty percent (20%) will vest on August 20, 2018; thirty percent (30%) will vest on August 20, 2019; and forty percent (40%) will vest on August 20, 2020. Unvested restricted stock units are subject to acceleration of vesting in certain situations such as in connection with a change of control.
(3)	The shares of common stock underlying these stock option grants and restricted stock unit awards were valued as of their respective grant dates in accordance with ASC 718. Our assumptions with respect to the calculation of stock-based compensation expense are set forth in Note 8, Stock-Based Compensation and Employee Benefit Plans, to our consolidated financial statements included in our Annual Report on Form 10-K.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information concerning unexercised options and unvested restricted stock units for each named executive officer outstanding as of the end of fiscal 2016.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Restricted Stock Units That Have Not Vested (#)		Market Value of Restricted Stock Units That Have Not Vested ($)
Kishore Seendripu, Ph.D.	86,110	(2)		4.69	7/28/2019	—		—
	226,039	(2)	—	8.19	10/27/2019	—		—
	60,000	(2)	—	9.10	5/6/2018	—		—
	200,000	(2)	—	4.81	5/10/2019	—		—
	139,830	(1)	46,610	6.93	5/14/2020	—		—
	65,898	(5)	39,539	9.23	6/2/2021	—		—
	—		—	—	—	21,756	(3)	474,281	(4)
	—		—	—	—	33,518	(6)	730,692	(4)
	—		—	—	—	84,375	(7)	1,839,375	(4)
	—		—	—	—	125,272	(8)	2,730,930	(4)
Adam C. Spice	100,000	(2)	—	4.81	5/10/2019	—		—
	40,000	(2)	—	5.64	8/9/2019	—		—
	59,049	(1)	19,683	6.93	5/14/2020	—		—
	25,052	(5)	15,031	9.23	6/2/2021	—		—
	—		—	—	—	9,187	(3)	200,277	(4)
	—		—	—	—	12,742	(6)	277,776	(4)
	—		—	—	—	43,750	(7)	953,750	(4)
	—		—	—	—	47,658	(8)	1,038,944	(4)
	—		—	—	—	62,171	(9)	1,355,328	(4)

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Restricted Stock Units That Have Not Vested (#)		Market Value of Restricted Stock Units That Have Not Vested ($)
Madhukar Reddy, Ph.D.	139,998	(2)	—	1.16	8/7/2017	—		—
	21,527	(2)	—	4.26	7/28/2019	—		—
	80,000	(2)	—	4.81	5/10/2019	—		—
	50,000	(2)	—	5.64	8/9/2019	—		—
	44,990	(1)	14,996	6.93	5/14/2020	—		—
	20,876	(5)	12,526	9.23	6/2/2021	—		—
	—		—	—	—	7,000	(3)	152,600	(4)
	—		—	—	—	10,619	(6)	231,494	(4)
	—		—	—	—	35,625	(7)	776,625	(4)
	—		—	—	—	38,127	(8)	831,169	(4)
	—		—	—	—	52,606	(9)	1,146,811	(4)
William G. Torgerson	15,675	(5)	9,349	9.23	6/2/2021	—		—
	—		—	—	—	7,964	(6)	173,615	(4)
	—		—	—	—	27,500	(7)	599,500	(4)
	—		—	—	—	35,403	(8)	771,785	(4)
	—		—	—	—	47,824	(9)	1,042,563	(4)
Michael J. LaChance	15,000	(2)	—	5.45	11/4/2018	—		—
	50,000	(2)	—	4.81	5/10/2019	—		—
	32,337	(1)	10,778	6.93	5/14/2020	—		—
	15,657	(5)	9,394	9.23	6/2/2021	—		—
	—		—	—	—	5,031	(3)	109,676	(4)
	—		—	—	—	7,964	(6)	173,615	(4)
	—		—	—	—	21,875	(7)	476,875	(4)
	—		—	—	—	31,318	(8)	682,732	(4)
	—		—	—	—	43,041	(9)	938,294	(4)

(1)	Subject to the optionee continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, twenty-five percent (25%) of the shares subject to the option will vest and become exercisable on the first anniversary of the vesting commencement date, and an additional twenty-five percent (25%) of the shares subject to the option will vest and become exercisable on each successive anniversary thereafter, such that the option will be fully vested and exercisable on the fourth anniversary of the vesting commencement date.
(2)	This stock option has fully vested.
(3)	Subject to the award recipient continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, twenty-five percent (25%) of the restricted stock units subject to the award will vest on the first anniversary of the vesting commencement date and on each successive anniversary thereafter, such that the award will be fully vested on the fourth anniversary of the vesting commencement date.
(4)	Based on the closing price of $21.80 of MaxLinear’s Class A common stock on December 31, 2016.
(5)	Subject to the optionee continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, one-sixteenth (1/16th) of the shares subject to the option will vest and become exercisable on August 20, 2014, and an additional one-sixteenth (1/16th) of the shares subject to the option will vest and become exercisable on each successive November 20, February 20, May 20, and August 20 thereafter, such that the option will be fully vested and exercisable May 20, 2018.
(6)	Subject to the award recipient continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, one-sixteenth (1/16th) of the restricted stock units subject to the award will vest on August 20, 2014, and one-sixteenth (1/16th) of the restricted stock units will vest on each successive November 20, February 20, May 20, and August 20 thereafter, such that the award will be fully vested on May 20, 2018.

(7)	Subject to the award recipient continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, one-sixteenth (1/16th) of the restricted stock units will vest on August 20, 2015, and one-sixteenth (1/16th) of the RSUs will vest on each successive November 20, February 20, May 20, and August 20 thereafter, such that the award will be fully vested on May 20, 2019.
(8)	Subject to the award recipient continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, one sixteenth (1/16th) of the restricted stock units will vest on February 20, 2016, and one sixteenth (1/16th) of the restricted stock units will vest on each successive May 20, August 20, November 20, and February 20 thereafter, such that the award will be fully vested on November 20, 2019.
(9)	Subject to the award recipient continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, ten percent (10%) of the restricted stock units will vest on August 20, 2017; twenty percent (20%) of the restricted stock units will vest on August 20, 2018; thirty percent (30%) of the restricted stock units will vest on August 20, 2019; and forty percent (40%) of the restricted stock units will vest on August 20, 2020.

Option Exercises and Stock Vested at Fiscal Year-End 2016

The following table summarizes the exercise of stock options for each named executive officer in fiscal 2016.

	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Kishore Seendripu, Ph.D.	—	—
Adam C. Spice	—	—
Madhukar Reddy, Ph.D.	5,000	105,444
William G. Torgerson	—	—
Michael J. LaChance	15,000	210,043

The following table summarizes the vesting of stock awards for each named executive officer in fiscal 2016.

	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kishore Seendripu, Ph.D.	175,188	3,308,901
Adam C. Spice	77,202	1,458,500
Madhukar Reddy, Ph.D.	60,297	1,140,154
William G. Torgerson	52,732	988,377
Michael J. LaChance	44,878	846,431

(1)	Represents the closing price of a share of our Class A common stock on the date of vesting multiplied by the number of shares that have vested.

Pension Benefits & Nonqualified Deferred Compensation

We do not provide a pension plan for our employees, and no named executive officers participated in a nonqualified deferred compensation plan during the fiscal year ended December 31, 2016.

Employment Arrangements

In December 2010, we entered into an offer letter agreement with Adam C. Spice. This offer letter set Mr. Spice’s base salary at an annual rate of $250,000 and provided for a target bonus of 50% of Mr. Spice’s annual base salary pursuant to our 2012 executive incentive bonus plan. In addition, pursuant to the offer letter agreement, Mr. Spice was granted an option to purchase 275,000 shares of our Class A common stock under our 2010 Equity Incentive Plan and received severance and termination protection benefits in connection with a change in control agreement, as described in the section below. Mr. Spice is also entitled to participate in all employee benefit plans, including retirement programs, group health care plans and all fringe benefit plans.

Potential Payments Upon Termination or Change of Control

Change in Control and Severance Agreements

For a description of the change-in-control and severance agreements that we have entered with our executive officers, please refer to the caption “Severance and Termination Benefits” on page 41.

Estimated Termination Payments

The following tables provide information concerning the estimated payments and benefits that would have been provided under change-in-control agreements that were in effect with our named executive officers on December 31, 2016.

Except where otherwise noted, payments and benefits are estimated in the table assuming that the triggering event took place on the last business day of fiscal 2016 (December 31, 2016), and based on the closing price per share of our common stock on December 31, 2016. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

	Terminated Without Cause or Terminated for Good Reason in Connection with a Change of Control(1)
Name	Severance Payments Attributable to Salary ($)(2)	Severance Payments Attributable to Bonus ($)(3)	Acceleration of Equity Vesting ($)(4)	Health Care Benefits ($)(5)
Kishore Seendripu, Ph.D.	930,000	465,000	6,965,374	30,985
Adam C. Spice	660,000	214,500	4,307,700	21,900
Madhukar Reddy, Ph.D.	285,000	142,500	3,519,141	14,404
William G. Torgerson	285,000	171,000	2,705,546	20,656
Michael J. LaChance	285,000	142,500	2,659,544	20,656

	Terminated Without Cause or Terminated for Good Reason NOT in Connection with a Change of Control(1)
Name	Severance Payments Attributable to Salary ($)(2)	Severance Payments Attributable to Bonus ($)(3)	Acceleration of Equity Vesting ($)(4)	Health Care Benefits ($)(5)
Kishore Seendripu, Ph.D.	232,500	—	—	20,656
Adam C. Spice	165,000	—	—	14,600
Madhukar Reddy, Ph.D.	142,500	—	—	7,202
William G. Torgerson	142,500	—	—	10,328
Michael J. LaChance	142,500	—	—	10,328

(1)	A termination is considered to be “in connection with a change of control” if employment with us is either (i) terminated by us or our successor without cause or (ii) terminated by the executive for good reason, and in either event, during the period beginning three (3) months prior to and twenty-four (24) months following a change of control.
(2)	The amounts shown in this column are based on such named executive officer’s base salary as of December 31, 2016.

(3)	The amounts shown in this column for the named executive officers represent a prorated amount of the executive’s target annual bonus for 2016.
(4)	The amounts shown in this column are equal to the spread value between (i) 100% of the unvested portion of all outstanding equity awards held by the named executive officer on December 31, 2016 and (ii) the difference between the closing market price on December 31, 2016 of $21.80 per share and the exercise price.
(5)	The amounts shown in this column are equal to the cost of covering the named executive officer and his or her eligible dependents coverage under our benefit plans for the applicable time periods discussed in “Severance and Termination Benefits” on page 41, assuming that such coverage is timely elected under COBRA.

Equity Compensation Plan Information

The following table summarizes the number of outstanding options, warrants, and rights granted to our employees, consultants, and directors, as well as the number of shares of common stock remaining available for future issuance, under our equity compensation plans as of December 31, 2016:

Plan category	Class of Common Stock	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted- average exercise price of outstanding options, warrants, and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)(2)(3)	Class A	5,542,174	(4)	$6.84	(5)	6,986,419
	Class B	942,898		4.81		—
Equity compensation plans not approved by security holders	Class A	—		—		—
	Class B	—		—		—

Total		6,485,072		$6.16	(5)	6,986,419

(1)	Consists of 2004 Stock Plan, 2010 Equity Incentive Plan, and the 2010 Employee Stock Purchase Plan.
(2)	Our 2010 Equity Incentive Plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year, equal to the least of (A) 2,583,311 shares of our Class A common stock, (B) four percent (4%) of the outstanding shares of our Class A common stock and Class B common stock on the last day of the immediately preceding fiscal year, or (C) such lesser amount as our board of directors or a designated committee acting as plan administrator may determine. Our 2010 Employee Stock Purchase Plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year, equal to the least of (A) 968,741 shares of our Class A common stock, (B) one and a quarter percent (1.25%) of the outstanding shares of our Class A common stock and Class B common stock on the first day of the fiscal year, or (C) such lesser amount as our board of directors or a designated committee acting as administrator of the plan may determine.
(3)	This table does not include securities to be issued under outstanding options, warrants or rights assumed by us in connection with our acquisition of Entropic, which consists of options, warrants or rights to acquire 209,257 shares of our Class A Common with a per share weighted-average exercise price of $15.17 under the terms of the RF Magic, Inc. 2000 Incentive Stock Plan, Entropic Communications, Inc. 2001 Stock Option Plan, Entropic Communications, Inc. 2007 Equity Incentive Plan, and Entropic Communications, Inc. 2007 Non-Employee Directors’ Stock Option Plan.
(4)	Includes 3,670,207 shares of our Class A common stock subject to RSUs that entitle each holder to one (1) share of Class A common stock for each such unit that vests over the holder’s period of continued service.
(5)	Calculated without taking into account the 3,670,207 shares of Class A common stock subject to outstanding RSUs that become issuable as those units vest, without any cash consideration or other payment required for such shares.

RELATED PERSON TRANSACTIONS AND SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Related Person Transactions

Change in Control Agreements

We have entered into agreements providing termination and change of control benefits to certain of our executive officers as described under the caption “Executive Compensation, Potential Payments Upon Termination or Change of Control” above.

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our directors, executive officers, and certain controlling persons. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.

Policy Concerning Audit Committee Approval of Related Person Transactions

Our board of directors and audit committee has adopted a formal policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior consent of our audit committee, or other independent members of our board of directors if it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our Class A common stock and Class B common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that during fiscal 2016, our directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements.

SECURITY OWNERSHIP

The following table sets forth information, as of April 17, 2017, concerning, except as indicated by the footnotes below:

•	Each person whom we know beneficially owns more than five percent of our common stock;

•	Each of our directors and named executive officers; and

•	All of our directors and current executive officers as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o MaxLinear, Inc., 5966 La Place, Suite 100, Carlsbad, California 92008.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to it, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 65,458,802 shares of common stock outstanding on April 17, 2017. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options and restricted stock units held by that person that are currently exercisable or will become exercisable or vested, as applicable, within 60 days of April 17, 2017, or June 16, 2017. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than one percent is denoted with an asterisk (“*”).

For a description of the stock ownership guidelines applicable to our non-employee directors, please see the section captioned “Corporate Governance and Board of Directors.”

The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

	Shares Beneficially Owned
	Common Stock
Name and Address of Beneficial Owner	Shares	Percentage (%)
Executive Officers and Directors:
Kishore Seendripu, Ph.D.(1)	4,682,052	7.06
Adam C. Spice(2)	567,893	*
Madhukar Reddy, Ph.D.(3)	630,237	*
William G. Torgerson(4)	96,608	*
Michael J. LaChance(5)	207,793	*
Steven C. Craddock(6)	73,752	*
Albert J. Moyer(7)	121,289	*
Thomas E. Pardun(8)	114,833	*
Donald E. Schrock(9)	132,833	*
Theodore Tewksbury, Ph.D.(10)	96,395	*
All directors and executive officers as a group (14 people)(11)	8,079,134	11.92
5% Stockholders:
Wellington Management Group LLP(12)	3,982,398	6.08

(*)	Represents beneficial ownership of less than 1%.

(1)	Common stock includes: (a) 837,666 shares of common stock subject to options exercisable within 60 days of April 17, 2017; (b) 234,545 shares of common stock; and (c) 46,220 shares of restricted common stock to be released, held by Dr. Seendripu. Additional shares of common stock include: (a) 18,920 shares held of record by the Seendripu Relatives Trust (“Relatives Trust”); and (b) 3,544,701 shares held of record by the Seendripu Family Trust (“Family Trust”). Kishore V. Seendripu, a member of our board of directors and Named Executive Officer, is a trustee of the Relatives Trust and the Family Trust. Rekha Seendripu, Kishore V. Seendripu’s spouse, is a trustee of the Family Trust.
(2)	Common stock includes: (a) 248,794 shares of common stock subject to options exercisable within 60 days of April 17, 2017; (b) 299,442 shares of common stock; and (c) 19,657 shares of restricted common stock to be released, held by Mr. Spice.
(3)	Common stock includes: (a) 376,562 shares of common stock subject to options exercisable within 60 days of April 17, 2017; (b) 238,164 shares of common stock; and (c) 15,511 shares of restricted common stock to be released, held by Dr. Reddy.
(4)	Common stock includes: (a) 18,788 shares of common stock subject to options exercisable within 60 days of April 17, 2017; (b) 70,792 shares of common stock; and (c) 7,028 shares of restricted common stock to be released, held by Mr. Torgerson.
(5)	Common stock includes: (a) 126,903 shares of common stock subject to options exercisable within 60 days of April 17, 2017; (b) 69,734 shares of common stock; and (c) 11,156 shares of restricted common stock to be released, held by Mr. LaChance.
(6)	Common stock includes: (a) 20,000 shares of common stock subject to options exercisable within 60 days of April 17, 2017; and (b) 55,752 shares of common stock held by Mr. Craddock.
(7)	Common stock includes: (a) 66,581 shares of common stock subject to options exercisable within 60 days of April 17, 2017; and (b) 54,708 shares of common stock held by Mr. Moyer.
(8)	Common stock includes: (a) 48,581 shares of common stock subject to options exercisable within 60 days of April 17, 2017; and (b) 66,252 shares of common stock held by Mr. Pardun.
(9)	Common stock includes: (a) 66,581 shares of common stock subject to options exercisable within 60 days of April 17, 2017; and (b) 66,252 shares of common stock held by Mr. Schrock.
(10)	Common stock includes: (a) 68,446 shares of common stock subject to options exercisable within 60 days of April 17, 2017; (b) 23,651 shares of common stock; and (c) 4,298 shares of restricted common stock to be released, held by Dr. Tewksbury.
(11)	Common stock includes: (a) 2,192,409 shares of common stock subject to options exercisable within 60 days of April 17, 2017; (b) 5,755,999 shares of common stock; and (c) 130,726 shares of restricted common stock to be released, held of record by the current directors and executive officers.
(12)	Based solely on the most recently available Schedule 13G filed by Wellington Management Group LLP with the SEC on February 9, 2017. Wellington Management Group LLP reported shared voting power over 3,259,563 shares and shared dispositive power over 3,982,398 shares. Wellington Management Group LLP is an investment adviser in accordance with 240.13d-1(b)(1)(ii)(E). The address of Wellington Management Group LLP is 280 Congress Street, Boston, Massachusetts 02210.

OTHER MATTERS

We know of no other matters to be submitted at the 2017 annual meeting. If any other matters properly come before the 2017 annual meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

It is important that your shares be represented at the 2017 annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Carlsbad, California

April 20, 2017

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by Internet or telephone voting must be received by 1:00 a.m., Central Time, on May 23, 2017.
Vote by Internet • Go to www.investorvote.com/MXL • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

•   Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone. There is NO CHARGE to you for the call.

•   Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — You must sign the card for your vote to be counted.

The Board of Directors recommends a vote FOR all the nominees listed.
1. Election of Class II Directors:
	For	Against	Abstain		For	Against	Abstain
01 - Theodore L. Tewksbury, Ph.D.	☐	☐	☐	02 - Albert J. Moyer	☐	☐	☐

* Each to serve until 2020.

The Board of Directors recommends a vote FOR Proposals 2 and 4 and every 1 YEAR for Proposal 3.
	For	Against	Abstain		1 Year	2 Years	3 Years	Abstain
2. Advisory vote to approve named executive officer compensation (say on pay vote).	☐	☐	☐	3. Advisory vote on the approval of the frequency of stockholder votes on executive compensation (say when on pay).	☐	☐	☐	☐
4. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.	☐	☐	☐	5. In their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

02K1DE

2017 Annual Meeting Admission Ticket

2017 Annual Meeting of

MaxLinear, Inc. Stockholders

Wednesday, May 24, 2017, 8:30 a.m. Local Time

MaxLinear, Inc.

50 Parker

Irvine, California 92618

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important Notice Regarding the Internet Availability of Proxy Materials for the 2017 Annual Meeting:

The notice, proxy statement and 2016 annual report are available at

www.edocumentview.com/MXL.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — MaxLinear, Inc.

Notice of 2017 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 24, 2017

Kishore Seendripu, Ph.D. or Adam C. Spice, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2017 Annual Meeting of Stockholders of MaxLinear, Inc. to be held on May 24, 2017 or at any postponement or adjournment thereof and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side.

FOR THE PROPOSALS ON THE REVERSE SIDE, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS IDENTIFIED IN ITEMS 1, 2 AND 4 AND FOR EVERY “1 YEAR” FOR THE PROPOSAL IDENTIFIED IN ITEM 3. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: “FOR” THE ELECTION OF THE CLASS II DIRECTORS LISTED IN ITEM 1, “FOR” THE PROPOSAL LISTED IN ITEM 2, FOR EVERY “1 YEAR” FOR THE PROPOSAL LISTED IN ITEM 3, AND “FOR” THE PROPOSAL LISTED IN ITEM 4 AND AS THE PROXY HOLDER MAY DETERMINE IN HIS DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” ALL PROPOSALS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Items to be voted appear on reverse side.)

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.	☐

⬛	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.